UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
SECURITIES EXCHANGE ACT OF 1934
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F5 NETWORKS, INC.
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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
PROXY STATEMENT FISCAL YEAR END 2008 ANNUAL MEETING OF SHAREHOLDERS
BOARD OF DIRECTORS
CORPORATE GOVERNANCE
EXECUTIVE COMPENSATION
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
PROPOSAL 1: ELECTION OF ONE CLASS I DIRECTOR
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF THE NOMINEE.
PROPOSAL 2. AMENDMENT TO THE 2005 EQUITY INCENTIVE PLAN
THE BOARD RECOMMENDS A VOTE “FOR” APPROVAL OF THIS PROPOSAL
PROPOSAL 3. AMENDMENT TO THE 1999 EMPLOYEE STOCK PURCHASE PLAN
THE BOARD RECOMMENDS A VOTE “FOR” APPROVAL OF THIS PROPOSAL
PROPOSAL 4. RATIFICATION OF INDEPENDENT AUDITOR
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF THIS PROPOSAL
OTHER BUSINESS
SHAREHOLDER PROPOSALS FOR THE ANNUAL MEETING FOR FISCAL YEAR END 2009
HOUSEHOLDING OF PROXY MATERIALS

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held on March 12, 2009

TO SHAREHOLDERS OF F5 NETWORKS, INC.:

The annual meeting of shareholders of F5 Networks, Inc. (the “Company”) for fiscal year end 2008 will be held on March 12, 2009 at 11:00 a.m. Pacific time at F5 Networks, Inc., 333 Elliott Avenue West, Seattle, Washington 98119 for the following purposes, as more fully described in the accompanying Proxy Statement:

1. to elect one Class I director to hold office until the annual meeting of shareholders for fiscal year end 2011 and until the director’s successor is elected and qualified;

2. to consider and act upon a proposal to amend the F5 Networks, Inc. 2005 Equity Incentive Plan as amended (the “2005 Plan”) to increase the number of shares of common stock issuable under the 2005 Plan by an additional 5,000,000;

3. to consider and act upon a proposal to amend the F5 Networks, Inc. 1999 Employee Stock Purchase Plan (the “ESPP”) to increase the number of shares of common stock issuable under the ESPP by an additional 2,000,000;

4. to ratify the selection of PricewaterhouseCoopers LLP as the Company’s independent auditor for fiscal year 2009; and

5. to transact such other business as may properly come before the meeting and any adjournments or postponements thereof.

Only shareholders of record at the close of business on January 8, 2009 are entitled to notice of, and to vote at, the annual meeting.

By Order of the Board of Directors,

Jeffrey A. Christianson
Secretary

Seattle, Washington
January 20, 2009

YOUR VOTE IS IMPORTANT!

Whether or not you attend the annual meeting, it is important that your shares be represented and voted at the meeting. Therefore, please promptly vote and submit your proxy by phone, over the Internet, or by signing, dating, and returning the accompanying proxy card in the enclosed, prepaid, return envelope. If you decide to attend the annual meeting, you will be able to vote in person, even if you have previously submitted your proxy. Voting via the Internet is a valid proxy voting method under the laws of the State of Washington (our state of incorporation).

Important Notice Regarding the Availability of Proxy Materials for
the Company’s Annual Meeting of Shareholders on March 12, 2009.

The F5 Networks, Inc. Proxy Statement and 2008 Annual Report to Shareholders are available online at
www.proxyvote.com and www.f5.com/about/investor-relations/corporate-governance.

Please do not return the enclosed paper ballot if you are
voting over the Internet or by telephone.

VOTE BY INTERNET	VOTE BY TELEPHONE

www.proxyvote.com	1-800-690-6903 via touch tone

24 hours a day/7 days a week	24 hours a day/7 days a week

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern time on March 11, 2009. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern time on March 11, 2009. Have your proxy card in hand when you call and then follow the instructions.

Your cooperation is appreciated since a majority of the shares of common stock must be represented, either in person or by proxy, to constitute a quorum for the conduct of business.

F5 NETWORKS, INC.
401 Elliott Avenue West
Seattle, Washington 98119

PROXY STATEMENT
FISCAL YEAR END 2008 ANNUAL MEETING OF SHAREHOLDERS

F5 Networks, Inc. (the “Company”) is furnishing this Proxy Statement and the enclosed proxy in connection with the solicitation of proxies by the Board of Directors of the Company for use at the annual meeting of shareholders to be held on March 12, 2009, at 11:00 a.m., Pacific time at F5 Networks, Inc., 333 Elliott Avenue West, Seattle, Washington 98119, and at any adjournments thereof (the “Annual Meeting”). These materials are being mailed to shareholders on or about January 20, 2009. The Company’s principal executive offices are located at 401 Elliott Avenue West, Seattle, Washington 98119. The Company’s telephone number at that location is 206-272-5555.

Only holders of the Company’s common stock, no par value (the “Common Stock”), as of the close of business on January 8, 2009 (the “Record Date”) are entitled to vote at the Annual Meeting. As of the Record Date, there were 79,020,081 shares of Common Stock outstanding.

A majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting must be present in person or by proxy in order for there to be a quorum at the meeting. Shareholders of record who are present at the meeting in person or by proxy and who abstain from voting, including brokers holding customers’ shares of record who cause abstentions to be recorded at the meeting, will be included in the number of shareholders present at the meeting for purposes of determining whether a quorum is present.

Each shareholder of record is entitled to one vote at the Annual Meeting for each share of Common Stock held by the shareholder on the Record Date. Shareholders may vote their shares by using the enclosed proxy card, over the Internet or by phone. If a proxy is received that does not specify a vote or an abstention, the shares represented by that proxy will be voted (i) FOR the nominee to the Board of Directors listed in this Proxy Statement; (ii) FOR the amendment to the 2005 Plan; (iii) FOR the amendment to the ESPP; (iv) FOR the ratification of the selection of PricewaterhouseCoopers LLP as the Company’s independent auditor for the fiscal year ending September 30, 2009; and (v) in accordance with the discretion of the named proxies on any other matters properly brought before the Annual Meeting. The Company is not aware, as of the date hereof, of any matters to be voted upon at the Annual Meeting other than those stated in this Proxy Statement and the accompanying Notice of Annual Meeting of Shareholders. If any other matters are properly brought before the Annual Meeting, the enclosed proxy card and proxies submitted by telephone or over the Internet give discretionary authority to the person named as proxy to vote the shares represented by the proxy in his discretion.

Under Washington law and the Company’s Second Amended and Restated Articles of Incorporation (the “Articles”) and Third Amended and Restated Bylaws (the “Bylaws”), if a quorum exists at the meeting, a nominee for director in an uncontested election will be elected by the vote of the majority of votes cast. In addition, if a quorum exists at the meeting, approval of all other matters that properly come before the Annual Meeting requires that the votes cast in favor of such actions exceed the votes cast against such actions. Abstentions and “broker non-votes” (shares held by a broker or nominee that does not have the authority, either express or discretionary, to vote on a particular matter) will have no impact on the election of directors or the other proposals at the meeting since they have not been cast in favor of or against any nominee or a proposal.

A shareholder may revoke a proxy at any time before it is voted at the Annual Meeting by (a) delivering a proxy revocation or another proxy bearing a later date to the Corporate Secretary of the Company at 401 Elliott Avenue West, Seattle, Washington 98119 before or at the Annual Meeting or (b) attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not revoke a proxy unless the shareholder actually votes in person at the meeting.

The Board of Directors of the Company is soliciting the proxies accompanying this Proxy Statement. The Company will pay all of the costs of this proxy solicitation. However, you will need to obtain your own Internet access if you choose to access the proxy materials and/or vote over the Internet. In addition to mail solicitation, officers, directors, and employees of the Company may solicit proxies personally or by telephone, without receiving additional compensation. The Company has retained Advantage Proxy to assist in connection with the solicitation of proxies in connection with the Annual Meeting. The Company will pay Advantage Proxy customary fees, which are expected to be $5,750 plus expenses. The Company, if requested, will pay brokers, banks, and other fiduciaries that hold shares of Common Stock for beneficial owners for their reasonable out-of-pocket expenses of forwarding these materials to shareholders.

BOARD OF DIRECTORS

The Board of Directors of the Company consists of six directors divided into three classes. Currently, the Class I director is Karl D. Guelich; the Class II directors are Deborah L. Bevier, Alan J. Higginson and John McAdam; and the Class III directors are A. Gary Ames and Scott Thompson. At the Annual Meeting, the shareholders will vote on the election of one Class I director to serve for a three-year term until the annual meeting of shareholders for fiscal year end 2011 and until the director’s successor is elected and qualified. The Class II directors will hold office until the Company’s annual meeting for fiscal year end 2009 and the Class III directors will hold office until the Company’s annual meeting for fiscal year end 2010. All directors will hold office until the annual meeting of shareholders at which their terms expire and the election and qualification of their successors.

The Board of Directors has nominated Karl D. Guelich for re-election to the Board of Directors as a Class I director at the Annual Meeting. The nominee has consented to serve as a director of the Company if elected. If the nominee declines to serve or becomes unavailable for any reason, or if a vacancy occurs before the election (although we know of no reason to anticipate that this will occur), the proxies may be voted for a substitute nominee as the Company may designate. The Board of Directors is currently searching for an additional nominee to serve as a Class I director to fill the vacancy resulting from the death of Keith Grinstein on September 27, 2008. The Board of Directors does not anticipate that it will complete this search until after the Annual Meeting. If the Board of Directors identifies an additional director after the Annual Meeting, pursuant to the Bylaws the Board of Directors can appoint such person to serve as a Class I director until the Company’s annual meeting for fiscal year end 2009, at which time such Class I director would stand for re-election to serve for the remainder of the term applicable to the Class I directors (until the annual meeting of shareholders for fiscal year end 2011 and until his or her successor is elected and qualified).

Director Independence

The Nasdaq Marketplace Rules require that a majority of the Company’s directors be “independent,” as defined by Nasdaq Marketplace Rules 4200(a)(15) and 4350(c) and determined by the Board of Directors. The Board of Directors consults with the Company’s legal counsel to ensure that the Board’s determinations are consistent with all relevant securities and other laws and regulations regarding the definition of “independent.” After a review of any relevant transactions or relationships between each director, or any of his or her family members, and the Company, its senior management and its independent auditors, the Board of Directors has determined that the following directors and nominee are independent: A. Gary Ames, Deborah L. Bevier, Karl D. Guelich, Alan J. Higginson and Scott Thompson. John McAdam is not considered independent because he is the Company’s President and Chief Executive Officer.

Nominees and Continuing Directors

The following individuals have been nominated for election to the Board of Directors or will continue to serve on the Board of Directors after the Annual Meeting:

John McAdam, age 57, has served as our President, Chief Executive Officer and a director since July 2000. Prior to joining us, Mr. McAdam served as General Manager of the Web server sales business at International Business Machines Corporation from September 1999 to July 2000. From January 1995 until

August 1999, Mr. McAdam served as the President and Chief Operating Officer of Sequent Computer Systems, Inc., a manufacturer of high-end open systems, which was sold to International Business Machines Corporation in September 1999. Mr. McAdam holds a B.S. in Computer Science from the University of Glasgow, Scotland.

Karl D. Guelich, age 66, has served as one of our directors since June 1999 and as board chair from January 2003 through April 2004. Mr. Guelich has been in private practice as a certified public accountant since his retirement from Ernst & Young LLP in 1993, where he served as the Area Managing Partner for the Pacific Northwest offices headquartered in Seattle from October 1986 to November 1992. Mr. Guelich holds a B.S. in Accounting from Arizona State University.

Alan J. Higginson, age 61, has served as board chair since April 2004, and as one of our directors since May 1996. Mr. Higginson is Chairman of Hubspan, Inc., an e-business infrastructure provider. He served as President and Chief Executive Officer of Hubspan from August 2001 to September 2007. From November 1995 to November 1998, Mr. Higginson served as President of Atrieva Corporation, a provider of advanced data backup and retrieval technology. Mr. Higginson holds a B.S. in Commerce and an M.B.A. from Santa Clara University.

A. Gary Ames, age 64, has served as one of our directors since July 2004. Mr. Ames served as President and Chief Executive Officer of MediaOne International, a provider of broadband and wireless communications from July 1995 until his retirement in June of 2000. From January 1990 to July 1995, he served as President and Chief Executive Officer of U S West Communications, a regional provider of residential and business telephone services, and operator and carrier services. Mr. Ames also serves as a director of SuperValu Inc., a food and drug retailer, and iPass, Inc., an enterprise mobility company. Mr. Ames holds a B.A. in Finance from Portland State University.

Deborah L. Bevier, age 57, has served as one of our directors since July 2006. Ms. Bevier has been the principal of D.L. Bevier Consulting LLC, an organizational and management consulting firm, since 2004. Prior to that time, from 1996 until 2003, Ms. Bevier served as a director, President and Chief Executive Officer of Laird Norton Financial Group and its predecessor companies, an independent financial advisory services firm. From 1973 to 1996, Ms. Bevier held numerous leadership positions with KeyCorp, including chairman and Chief Executive Officer of Key Bank of Washington. Ms. Bevier currently serves on the board of directors of Fisher Communications, Inc., a media and communications company and Coinstar, Inc., a multi-national provider of services to retailers. Ms. Bevier holds a B.S. in Economics from SUNY New Paltz and a graduate degree from Stonier Graduate School of Banking at Rutgers University.

Scott Thompson, age 51, has served as one of our directors since January 2008. Mr. Thompson is President of PayPal, an eBay Company. From February 2005 to January 2008, he served as Senior Vice President and Chief Technology Officer at PayPal. From April 2000 to February 2005, he served as Executive Vice President and Global Chief Information Officer for Inovant/VISA International. From August 1997 to April 2000, he served as Chief Technology Officer and Executive Vice President, Systems Group at VISA USA. Mr. Thompson holds a B.S. in Accounting from Stonehill College.

Keith D. Grinstein served as one of our directors from December 1999 until his death on September 27, 2008. Mr. Grinstein was a member of the Audit Committee and chairman of the Compensation Committee.

There are no family relationships among any of the Company’s directors or executive officers. None of the corporations or other organizations referred to in the biographical information set forth above is a parent, subsidiary or other affiliate of the Company.

CORPORATE GOVERNANCE

Committees of the Board of Directors

The Board of Directors has standing Audit, Compensation and Nominating and Corporate Governance Committees (collectively, the “Standing Committees”). Each of the Standing Committees has a charter, copies of which are available on our website at www.f5.com under the “About F5 — Investor Relations — Corporate Governance” section.

Audit Committee.  As described more fully in the Audit Committee charter, the functions of the Audit Committee are to select, evaluate and, if necessary, replace the Company’s independent registered public accounting firm, to review and approve the planned scope, proposed fee arrangements and results of the annual audit, approve any proposed non-audit services to be provided by the independent registered public accounting firm, oversee the adequacy of accounting and financial controls, review the independence of the auditors, and oversee the Company’s financial reporting process on behalf of the Board of Directors. The Audit Committee members are Messrs. Guelich (chairman) and Thompson, and Ms. Bevier. The Board of Directors has determined that Mr. Guelich is an “audit committee financial expert” as defined in Item 407 of Regulation S-K. Each current member of the Audit Committee is, and each member of the Audit Committee during fiscal year 2008 was, an independent director as defined by the Nasdaq Marketplace Rules (as independence is currently defined in Rules 4200(a)(15) and 4350(c) therein).

Compensation Committee.  The Compensation Committee conducts an annual review to determine whether the Company’s executive compensation program is meeting the goals and objectives set by the Board of Directors. The Compensation Committee recommends for approval by the Board of Directors the compensation for the Chief Executive Officer and directors, including salaries, incentive compensation levels and stock awards, and reviews and approves compensation proposals made by the Chief Executive Officer for the other executive officers. The Compensation Committee members are Messrs. Higginson (chairman) and Ames, and Ms. Bevier. Each current member of the Compensation Committee is, and each member of the Compensation Committee during fiscal 2008 was, an independent director as defined by the Nasdaq Marketplace Rules. In fiscal year 2008, the Compensation Committee retained an outside independent compensation consultant, Towers Perrin, to advise the Compensation Committee on executive compensation issues. Towers Perrin provides the Compensation Committee peer and survey group cash and equity compensation data, including 50th and 75th percentile base salary, total cash, long-term incentive and total direct compensation data. For additional information about the Compensation Committee and the information provided by Towers Perrin to the Compensation Committee, see the description of the Compensation Committee’s activities in the Executive Compensation — Compensation Discussion and Analysis section.

Nominating and Corporate Governance Committee.  The Nominating and Corporate Governance Committee’s function is to identify new potential board members, recommend board nominees, evaluate the board’s performance, and provide oversight of corporate governance and ethical conduct. The Nominating and Governance Committee members are Messrs. Ames (chairman), Guelich, Higginson and Thompson. Each current member of the Nominating and Governance Committee is, and each member of this committee during fiscal year end 2008 was, an independent director as defined by the Nasdaq Marketplace Rules.

Compensation Committee Interlocks and Insider Participation

During fiscal year 2008, the Compensation Committee consisted of Messrs. Grinstein (who served as chairman until his death on September 27, 2008), Higginson (chairman) and Ames, and Ms. Bevier. None of the Company’s executive officers served as a member of the board of directors or compensation committee of any entity that has had one or more executive officers that served as a member of the Company’s Board of Directors or Compensation Committee.

Related Person Transactions Policy and Procedures

As set forth in the charter of the Audit Committee of the Board of Directors, any related person transaction involving a Company director or executive officer must be reviewed and approved by the Audit

Committee. Any member of the Audit Committee who is a related person with respect to a transaction under review may not participate in the deliberations or vote on the approval or ratification of the transaction. Related persons include any director or executive officer, certain shareholders and any of their “immediate family members” (as defined by SEC regulations). To identify any related person transaction, the Company requires each director and executive officer to complete a questionnaire each year requiring disclosure of any prior or proposed transaction in which the director, executive officer or any immediate family member might have an interest. Each director and executive officer is directed to notify the Company’s Senior Vice President and General Counsel of any such transaction that arises during the year and the Company’s Chief Accounting Officer reports to the Audit Committee on a quarterly basis regarding any potential related person transaction. In addition, the Board of Directors determines on an annual basis which directors meet the definition of independent director under the Nasdaq Marketplace Rules and reviews any director relationship that would potentially interfere with his or her exercise of independent judgment in carrying out the responsibilities of a director. A copy of the Company’s “Policy and Procedure for Approving Related-Person Transactions” is available on our website at www.f5.com under the “About F5 — Investor Relations — Corporate Governance” section.

Certain Relationships and Related Person Transactions

The Company’s Articles limit the liability of the Company’s directors for monetary damages arising from their conduct as directors, except to the extent otherwise required by the Articles and the Washington Business Corporation Act. The Articles also provide that the Company may indemnify its directors and officers to the fullest extent permitted by Washington law, including in circumstances in which indemnification is otherwise discretionary under Washington law. The Company has entered into indemnification agreements with the Company’s directors and executive officers for the indemnification of, and advancement of expenses to, these persons to the fullest extent permitted by law. The Company also intends to enter into these agreements with the Company’s future directors and certain future officers.

Pursuant to these indemnification agreements, the Company has advanced or indemnified certain current and former directors and officers for fees and expenses incurred by them in connection with the Special Committee’s review of the Company’s stock option practices, including a review of our underlying stock option documentation and procedures, and the previously disclosed restatement of the Company’s financial statements, legal proceedings and other matters related to the Company’s stock option practices, all as described in the Company’s Annual Report to Shareholders on Form 10-K for the fiscal year ended September 30, 2008, which is being mailed to shareholders of the Company with this proxy statement, and online at www.proxyvote.com and www.f5.com under the “About F5 — Investor Relations — Corporate Governance” section.

Meetings of the Board of Directors and Standing Committees; Attendance at Annual Meetings

The Company’s Board of Directors met or acted by unanimous written consent 7 times during fiscal 2008. The Audit Committee met 8 times and the Compensation Committee met or acted by unanimous written consent 11 times. During fiscal 2008, the Nominating and Corporate Governance Committee met 4 times. The outside directors met 4 times during fiscal 2008, with no members of management present. Each member of the Board of Directors attended 75% or more of the Board meetings during fiscal 2008. Each member of the Board of Directors who served on one or more of the Standing Committees attended at least 75% of the applicable committee meetings during fiscal year 2008. All directors are also expected to be present at the Company’s annual meetings of shareholders. All directors attended the Company’s fiscal year 2007 annual meeting.

Director Nomination

Criteria for Nomination to the Board of Directors.  The Nominating and Corporate Governance Committee (the “Nominating Committee”) considers the appropriate balance of experience, skills and characteristics required of the Board of Directors, and seeks to ensure that at least a majority of the directors are independent under the Nasdaq Marketplace Rules, that members of the Company’s Audit Committee meet the financial literacy requirements under the Nasdaq Marketplace Rules and that at least one of them qualifies as an “audit committee financial expert” under the rules of the Securities and Exchange Commission. Nominees for director are selected on the basis of their depth and breadth of experience, integrity, the ability to work effectively as part of a team, understanding of the Company’s business environment, and willingness to devote adequate time to Board duties.

Shareholders Proposals for Nominees.  The Nominating Committee will consider written proposals from shareholders for nominees for director. Any such nominations should be submitted to the Nominating Committee c/o the Secretary of the Company and should include the following information: (a) all information relating to such nominee that is required to be disclosed pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (b) the name(s) and address(es) of the shareholders(s) making the nomination and the number of shares of Common Stock that are owned beneficially and of record by such shareholders(s); and (c) appropriate biographical information and a statement as to the qualification of the nominee. Such nominations should be submitted in the time frame described in the Bylaws of the Company and under the caption “Shareholder Proposals for the Annual Meeting for Fiscal Year End 2009” below.

Process for Identifying and Evaluating Nominees.  The process for identifying and evaluating nominees for the Board of Directors is initiated by conducting an assessment of critical Company and Board of Directors needs, based on the present and future strategic objectives of the Company and the specific skills required for the Board as a whole and for each Board committee. A third-party search firm may be used by the Nominating Committee to identify qualified candidates. These candidates are evaluated by the Nominating Committee by reviewing the candidates’ biographical information and qualification and checking the candidates’ references. Serious candidates meet with all members of the Board of Directors, and as many of the Company’s executive officers as practical. Using the input from such interviews and the information obtained by the Nominating Committee, the full Board of Directors determines whether to appoint a candidate to the Board of Directors. The Nominating Committee expects that a similar process will be used to evaluate nominees recommended by shareholders. However, to date, the Company has not received any shareholder’s proposal to nominate a director.

Mr. Thompson, who joined the Board of Directors in January 2008, was recommended by a third-party search firm retained by the Nominating Committee at the expense of the Company. The third-party search firm was provided guidance as to the particular skills, experience and other characteristics the Nominating Committee was seeking in potential candidates. The third-party search firm identified a number of potential candidates, including Mr. Thompson, and prepared background materials on these candidates which were provided to the members of the Nominating Committee for their review. The third-party search firm interviewed those candidates the Nominating Committee determined merited further consideration, and assisted in arranging interviews of selected candidates with members of the Nominating Committee, other members of the Board of Directors, and certain of the Company’s executive officers. The third-party search firm also completed reference checks on the candidates.

The nominee to the Board of Directors described in this Proxy Statement was approved by at least a majority of Company’s independent directors.

Communications with Directors

Shareholders who wish to communicate with our Directors may do so by contacting them c/o Corporate Secretary, F5 Networks, Inc., 401 Elliott Avenue West, Seattle, Washington 98119. As set forth in the Company’s Corporate Governance Guidelines, a copy of which may be found under the “About F5 — Investor Relations — Corporate Governance” section of our website, www.f5.com, these communications will be forwarded by the Corporate Secretary to a Board member, Board committee or the full Board of Directors as appropriate.

Code of Ethics for Senior Financial Officers

We have adopted a Code of Ethics that applies to all of our senior financial officers, including our Chief Executive Officer, Chief Finance Officer and Chief Accounting Officer. The Code of Ethics is posted on the

Company’s website. The Internet address for our website is www.f5.com and the Code of Ethics may be found under the “About F5 — Investor Relations — Corporate Governance” section of our website. A copy of the Code of Ethics may be obtained without charge by written request to the Company’s Secretary. We also have a separate Code of Ethics that applies to all of the Company’s employees, which may also be found under the “About F5 — Investor Relations — Corporate Governance” section of our website.

Legal Proceedings

Beginning on or about May 24, 2006, several derivative actions were filed against certain of our current and former directors and officers. These derivative lawsuits were filed in: (1) the Superior Court of King County, Washington, as In re F5 Networks, Inc. State Court Derivative Litigation (Case No. 06-2-17195-1 SEA), which consolidates Adams v. Amdahl, et al. (Case No. 06-2-17195-1 SEA), Wright v. Amdahl, et al. (Case No. 06-2-19159-5 SEA), and Sommer v. McAdam, et al. (Case No. 06-2-26248-4 SEA) (the “State Court Derivative Litigation”); and (2) in the U.S. District Court for the Western District of Washington, as In re F5 Networks, Inc. Derivative Litigation, Master File No. C06-0794RSL, which consolidates Hutton v. McAdam, et al. (Case No. 06-794RSL), Locals 302 and 612 of the International Union of Operating Engineers-Employers Construction Industry Retirement Trust v. McAdam et al. (Case No. C06-1057RSL), and Easton v. McAdam et al. (Case No. C06-1145RSL) (the “Federal Court Derivative Litigation”). On August 2, 2007, another derivative lawsuit, Barone v. McAdam et al. (Case No. C07-1200P) was filed in the U.S. District Court for the Western District of Washington. The Barone lawsuit was designated a related case to the Federal Court Derivative Litigation on September 4, 2007. The complaints generally allege that certain of our current and former directors and officers, including, in general, each of our current outside directors (other than Deborah L. Bevier and Scott Thompson who joined our Board of Directors in July 2006 and January 2008, respectively) breached their fiduciary duties to the Company by engaging in alleged wrongful conduct concerning the manipulation of certain stock option grant dates. The Company is named solely as a nominal defendant against whom the plaintiffs seek no recovery. Our combined motion to consolidate and stay the State Court Derivative Litigation was granted in a court order dated April 3, 2007. Our motion to dismiss the consolidated Federal Court Derivative Litigation based on plaintiffs’ failure to make demand on our Board of Directors prior to filing suit was granted in a court order dated August 6, 2007 with leave to amend the allegations in plaintiffs’ complaint. Plaintiffs filed an amended consolidated federal derivative action complaint on September 14, 2007. We filed a motion to dismiss the amended complaint based on plaintiff’s failure to make demand on our Board of Directors prior to filing suit. On July 3, 2008, before ruling on our pending dismissal motion, the federal court entered an order certifying certain issues of Washington state law to the Washington Supreme Court for resolution. Briefing the Washington Supreme Court on the certified issues began on September 15, 2008 and the hearing is currently set for March 24, 2009. The Federal Court Derivative Litigation is stayed pending resolution of the certification proceeding. We intend to continue to vigorously pursue dismissal of the derivative actions. Due to the inherent uncertainties of litigation, we are unable to predict the outcome of these matters at this time.

Compensation Committee Report

The Compensation Committee has reviewed and discussed with management the Company’s “Compensation Discussion and Analysis.” Based on this review and discussions, the Compensation Committee recommended to the Board of Directors that the “Compensation Discussion and Analysis” be included in this Proxy Statement and the Company’s Annual Report to Shareholders on Form 10-K for the fiscal year ended September 30, 2008.

Members of the Compensation Committee:

Alan J. Higginson, Chair
A. Gary Ames
Deborah L. Bevier

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Compensation Philosophy

The Company’s philosophy concerning compensation for executive officers is to directly link their compensation to and to reward executive officers for continuous improvements in the Company’s financial performance and the creation of shareholder value. The key elements of this philosophy are as follows:

•	provide a competitive total compensation package that enables the Company to attract, motivate, reward and retain executive officers who contribute to the Company’s success;

•	provide incentive compensation that is linked to the performance of the Company and aligns the interests of executive officers with the long-term interests of shareholders; and

•	establish incentives that relate to the Company’s quarterly, annual and long-term business strategies and objectives.

The Compensation Committee believes that the Company’s executive compensation should also reflect each executive officer’s qualifications, experience, role and personal performance, and the Company’s performance achievements.

Objectives of Our Executive Compensation Program

The objectives of our executive compensation program are to correlate executive compensation with the Company’s business objectives and performance and the creation of shareholder value, and to enable the Company to attract, retain and reward key executive officers who contribute to its long-term success.

Elements of Our Compensation Program

The three primary components of our executive compensation program are; (i) base salary, (ii) incentive compensation in the form of cash bonuses, and (iii) equity compensation.

Base Salary.

Base salary is the guaranteed element of employees’ annual cash compensation. Executive officers’ base salaries are set at levels that reflect their specific job responsibilities, experience, qualifications, job performance and potential contributions, market data from two salary surveys covering technology companies in comparable areas (“Survey Companies”) and compensation paid to comparable executives as set forth in proxy statements for a peer group of 29 companies (“Peer Group Companies”) developed by an outside independent compensation consultant (See “Factors Considered — Benchmarking”). Base salaries are reviewed and adjusted annually and may also be adjusted from time to time in recognition of individual performance, promotions and marketplace competitiveness. The base salaries of the executive officers, including Mr. McAdam, are generally set at or near the 50th percentile range of base compensation for comparable executive officers in the Peer Group Companies.

Incentive Compensation.

The Compensation Committee believes that incentives based on attaining or exceeding established financial targets, properly align the interests of the executive officers with the interests of the shareholders. All of our executive officers participate in the Incentive Compensation Plan for Executive Officers (“Incentive Plan”). The Incentive Plan is a cash incentive bonus plan, with each executive officer assigned a target bonus amount expressed as a percentage of such executive officer’s base salary, ranging from 30% to 80%. The Compensation Committee determines each of these target bonus percentages based on its assessment of the impact each position had on the Company’s financial performance and compensation data from the Survey Companies and Peer Group Companies provided by the outside consultant. The total direct cash compensation (base salary plus the target bonus) of the executive officers, including Mr. McAdam, are generally set at or near the 50th percentile range of total direct cash compensation for comparable executive officers at the Survey Companies and the Peer Group Companies.

If earned, the cash incentive bonus is paid quarterly. 50% of the cash incentive bonus is based on the Company achieving target revenue for the quarter and 50% is based on the Company achieving target adjusted EBITDA (earnings before interest, taxes, depreciation and amortization) for the quarter. Each such target is determined by the Compensation Committee. See footnote (3) of the Grants of Plan-Based Awards Table for Fiscal 2008 for information regarding the targets for fiscal year 2008. No cash incentive bonus will be paid for results less than 80% of an applicable target. The cash incentive bonus is paid on a linear basis above 80% of the targeted goals. Results for both targets must equal or exceed 100% for the total cash incentive bonus to be paid at 100% or more.

The Compensation Committee retains some discretion in the administration of the Incentive Plan. In calculating the percentage of target EBITDA achieved for the fourth quarter of fiscal year 2008, the Compensation Committee determined it was appropriate to exclude from this calculation the impact of a non-recurring loss in the amount of $5.3 million related to the Company’s consolidation and subleasing of facilities in Seattle and Bellevue, Washington, as this charge did not arise from or otherwise reflect the Company’s operating results in fiscal year 2008 and allowed the Company to generate subleasing revenue while retaining access to these facilities to accommodate the Company’s future growth in headcount. In fiscal year 2008, the Company achieved 98.9% of the annual revenue target and 97.5% of the annual adjusted EBITDA target. As a result, the executive officers earned 98.2% of their target cash incentive bonus in fiscal year 2008. The Compensation Committee believes that the cash incentive bonuses paid to the executive officers for performance in 2008 were merited based on the Company’s outstanding operating results as compared to the targets and the Company’s continued growth in market share. The Company increased total revenue in fiscal year 2008 by 24% as compared to fiscal year 2007, while continuing to maintain solid gross and operating margins. The fourth quarter of fiscal year 2008 was the Company’s 23rd consecutive quarter of sequential revenue growth. The Company generated record cash flow of $194 million and ended fiscal year 2008 with $451 million in cash and investments, after completing the purchase of Acopia Networks, Inc. and the repurchase of approximately $200 million of the Company’s common stock. During fiscal year 2008, the Company introduced a number of new products and saw customer satisfaction levels increase to record levels in all regions.

Equity Compensation.

The Compensation Committee believes that equity ownership aligns the interests of executive officers with those of the shareholders and provides significant motivation to executive officers to maximize value for the Company’s shareholders. In accordance with this belief, the Compensation Committee periodically approves grants of equity compensation under the Company’s equity incentive plan. The amounts of these grants are based on the relative position and responsibilities of each executive officer, previous and expected contributions of each officer to the Company’s success, equity compensation data from Survey Companies and Peer Group Companies provided by the outside consultant, previous grants to each officer, and recruitment and retention considerations. The types of awards include stock options and restricted stock units (“RSUs”). The value of equity compensation grants to each of the executive officers, including Mr. McAdam, is generally set between the 50th and 75th percentile range of the value of the most recent long-term incentive compensation grants to comparable executive officers in the Survey Companies and Peer Group Companies.

In January 2007, the Board approved and adopted a “Policy Regarding the Granting of Equity-Based Compensation Awards,” a copy of which may be found under the “About F5 — Investor Relations — Corporate Governance” section of the Company’s website, www.f5.com. This Policy provides that the Compensation Committee or the Board of Directors, as applicable, shall approve equity awards to existing employees and service providers (other than newly-promoted individuals and non-employee directors) on an annual basis on August 1 (or, if such day is not a business day, on the following business day). These annual equity awards vest in quarterly increments over a two year period. Equity awards to newly-hired employees and service providers (other than non-employee directors) and to newly-promoted individuals shall be approved on a quarterly basis on February 1, May 1, August 1 and November 1 (or, if such day is not a business day, on the following business day). These new-hire and promotion grants generally vest over a 4 year period, with 25% vesting on the first anniversary of the award and the balance vesting in equal quarterly increments over the following 3 years. The Compensation Committee or the Board of Directors, as applicable, may approve equity awards outside of the new hire grant date to select individuals in the event of extraordinary circumstances. Prior to each annual meeting of shareholders, the Compensation Committee reviews and recommends to the Board of Directors for approval the amount and terms of any equity awards to be granted to non-employee directors. The Board of Directors approves all equity awards to be granted to non-employee directors on the date of the annual meeting of shareholders.

Since December 2006, the Board and Compensation Committee have included a performance-based component in the annual equity awards granted to the executive officers. The vesting of 50% of each annual equity award to the executive officers will be subject to the Company achieving specified percentage increases in total revenue over the two year period following the awards (25% in the first four quarters and 25% in the second four quarters following the awards). The Compensation Committee sets these revenue targets on an annual basis. The Compensation Committee reviews and evaluates revenue projections proposed by management and considers industry, competitive and economic trends in setting these targets. The Compensation Committee believes that revenue growth is currently the most appropriate measure for the performance-based equity awards as the Company’s ability to consistently grow revenue is an important element in maintaining and growing shareholder value and furthers the shared interests of the Company’s executive officers and shareholders. The focus on revenue growth is balanced by the EBITDA targets in the Incentive Plan discussed above, intended to ensure the Company maintains its gross margin and operating margin targets while growing its revenue base. The performance-based equity awards approved in fiscal 2008 provide the Named Executive Officers (as identified in the Summary Compensation Table for Fiscal 2008 below) an opportunity to receive additional RSUs if the performance target is exceeded and further provides that a portion of the award will be forfeited if the performance target is not achieved. See footnote (4) of the Grants of Plan-Based Awards Table in Fiscal 2008 for additional information regarding the performance-based equity compensation program approved in fiscal year 2008. In accordance with the 2005 Plan, a Named Executive Officer must be employed by the Company or its affiliates on each vesting date in order to receive the shares of common stock issuable upon such vesting date.

Pursuant to the Company’s “Insider Trading Policy,” a copy of which may be found under the “About F5 — Investor Relations — Corporate Governance” section of our website, www.f5.com, the Company considers it improper and inappropriate for any employee, officer or director of the Company to engage in short-term or speculative transactions in the Company’s securities. The policy specifically prohibits directors, officers and other employees, and their family members, from engaging in short sales of the Company’s securities, transactions in puts, calls or other derivative securities on an exchange or in any other organized market, and certain hedging transactions related to the Company’s securities. In addition, directors, officers and other employees are prohibited, except under certain limited exceptions, from holding Company securities in a margin account or pledging Company securities as collateral for a loan.

Other Benefits and Perquisites.

The Company’s executive officers participate in broad-based benefit plans that are available to other employees. With the exception of an internet service stipend, the Company does not currently provide additional material perquisites for its executive officers.

How Each Element Fits Into our Overall Compensation Objectives and Affects Other Elements of Compensation

Consistent with our philosophy that a significant amount of the executive officers’ compensation should be directly linked to the performance of the Company and align the interests of executive officers with the long-term interests of shareholders, a majority of the executives’ compensation is based on the Company achieving certain performance and financial targets. We do not have an exact formula for allocating between cash and equity compensation, but target total direct cash compensation (base salary plus the target bonus) of the executive officers is at or near the 50th percentile range of total cash compensation for comparable executive officers in the Peer Group Companies, and total direct compensation (cash and equity compensation) is between the 50th and 75th percentiles.

Impact of Accounting and Tax Treatments of a Particular Form of Compensation

The accounting and tax treatment of the elements of our compensation program is one factor considered in the design of the compensation program. Under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code” or “Internal Revenue Code”), the federal income tax deduction for certain types of compensation paid to the chief executive officer and the three other most highly compensated executive officers of publicly held companies (other than the chief executive officer and principal financial officer) is limited to $1 million per officer per fiscal year unless such compensation meets certain requirements. The Compensation Committee is aware of this limitation and has decided that it is not appropriate at this time to limit the Company’s discretion to design the compensation packages payable to the Company’s executive officers to comply with these deductibility guidelines.

Factors Considered — Benchmarking

The Compensation Committee conducts an annual review of the executive compensation program and utilizes peer and survey group data to help set proper compensation levels. For fiscal year 2008, the Compensation Committee retained an outside independent compensation consultant, Towers Perrin, to assist it in this review and to conduct a competitive review of the total direct compensation (cash and equity compensation) for the Company’s executive officers. The Compensation Committee instructed Towers Perrin to collect base salary, total cash, long-term incentive, and total direct compensation data and to analyze and compare on a pay rank and position basis our executive officers’ compensation with the compensation paid to comparable executives as set forth in proxy statements for the Peer Group Companies developed by Towers Perrin and approved by the Compensation Committee. The following is a list of these Peer Group Companies:

ADC Telecommunications Inc.	Emulex Corp.	Quest Software
ADTRAN Inc.	Finisar Corp.	Red Hat Inc.
Avocent Corp.	Foundry Networks Inc.	Riverbed Technology
BEA Systems Inc.	Henry (Jack) & Associates Inc.	SonicWALL Inc.
Blue Coat Systems Inc.	Juniper Networks Inc.	Sonus Networks Inc.
BMC Software Inc.	Level 3 Communications Inc.	Symantec Corp.
CIENA Corp.	McAfee Inc.	Sybase Inc.
Citrix Systems Inc.	Network Appliance Inc.	VeriSign Inc.
Cogent Inc.	Progress Software Corp.	Websense Inc.
Comverse Technology Inc.	QLogic Corp.

Towers Perrin also analyzed and compared our executive officers’ compensation with the compensation paid to comparable executives based on compensation data published in the Radford Executive Survey for companies in the Software/Network sector with revenues from $500 million to $1 billion and the IPAS High

Technology Survey for companies with revenues from $250 million to $1 billion. The following companies participated in the Radford Executive Survey:

3COM	Intermec	Resmed
Aspect Communications	Intersil	RF Micro Devices
Avande	ITG	Samsung Austin Semiconductor
BAE — NES	Itron	SEH America
BAE — Information Technology	Kaiser Permantente-KPIT	Sensus Metering Systems
BAE — National Security Solutions	Komag	SGI
Brocade Communications Systems	Kronos	Skyworks Solutions
Brooks Automation	Kulicke and Soffa	Spirent Communications
Carl Zeiss Meditec	Leapfrog Enterprises	Sumco USA Phoenix
Checkfree	Loral Space and Communications	SVB Financial Group
Ciena	Meggitt-USA	Sybase
Cognos	Mentor Graphics	Tekelec
Coherent	Microchip Technology	THQ
Conexant Systems	Misys Healthcare Systems	Tibco Software
Cubic Corporation	Mitsubishi Digital Electronics America	Tokyo Electron US Holdings
Cymer	National Instruments	Toshiba America Business Solutions
Dresser Wayne	Navis	Toshiba America Medical System
ECC	Navteq	Trend Micro
Emdeon Business Services	NDS	Trimble Navigation
Entegris	NEC-Electronics America	United Online
Flir Systems	NetFlix	Varian Semiconductor Equipment
Fujitsu America	Novell	Verigy US
General Atomics	Omnivision Technologies	Viasat
Harris Stratex Networks	Orbital Sciences	Vishay-Siliconix
Hitachi High Technologies	Panduit	VMWare
Holigic	Plantronics	Vonage
Hutchinson Technology	Polycom	Welch Allyn
Hyperion Solutions	Powerwave Technologies	Xerox International Partners
Input/Output	Quantum	Zebra Technologies
Integrated Device Technology	RCN

The following companies participated in the IPAS High Technology Survey:

Affymetrix	Hand Held Products	PMC — Sierra Inc.
Akamai Technologies	Hitachi Data Systems	Polycom
Altiris Inc.	Hyperion Solutions	Progress Software
Ansys Inc.	I2 Technologies	Quantum
Aspect Software	Intermec	Radisys
Aspen Technology	JDA Software Group	Red Hat Inc.
Avid Technology	Keane, Inc.	SalesForce.com
Axcelis Technologies	Lawson Softare	Silicon Graphics
BEA Systems	Lenovo Group, LTD.	Silicon Laboratories
Brocade Communications Systems	Lionbridge Technologies	Sonus Networks
Brooks Automation	McAfee Inc.	Spirent Communications
Cognos	Mentor Graphics	SPSS Inc.
Comverse Technologies	Misys, PLC	Standard Microsystems
Cymer	MKS Instruments	Sterling Commerce
Doubleclick, Inc.	National Instruments	Stratus Technologies
Extreme Networks	NavTeq	Sybase Inc.
FEI Company	Nice Systems	Telecordia Technologies
Foundry Networks	Novell	Tisco Software Inc.
Flir Systems	Open Text Corp	Trimble Navigation
Fujitsu America	Openwave Systems	Wind River Systems
General Atomics	Parexel International	Zoran Group

Role of Executive Officers in Determining Executive Compensation

The Compensation Committee annually assesses the performance of, and recommends to the full Board of Directors base salary and incentive compensation for the Company’s President and Chief Executive Officer. The Company’s President and Chief Executive Officer recommends to the Compensation Committee annual base salary and incentive compensation adjustments for the other executive officers.

Employment Contracts and Change-in-Control Arrangements

There are currently no written employment contracts with any of the Named Executive Officers. Each such officer is an “at-will” employee, and his employment may be terminated anytime with or without cause. The RSU and option grant agreements issued to our Named Executive Officers provide that upon certain changes in control of the Company the vesting of outstanding and unvested RSUs and options will accelerate and such RSUs and options will become fully vested. We believe that such change-in-control provisions provide an additional tool for attracting and retaining key executive officers.

Summary Compensation Table

The following table sets forth information concerning compensation for services rendered to us by (a) our Chief Executive Officer (the “CEO”), (b) our Chief Accounting Officer (the “CAO”) and (c) our three other most highly compensated executive officers who were serving as our executive officers at the end of fiscal year 2008. These executive officers, together with the CEO and CAO, are collectively referred to as the “Named Executive Officers.”

Summary Compensation Table for Fiscal 2008

					Non-Equity
			Stock	Option	Incentive Plan	All Other
		Salary	Awards	Awards	Compensation	Compensation	Total
Name and Principal Position	Year	($)	($)(1)	($)(2)	($)(3)	($)(5)	($)(6)

John McAdam,	2008	$557,956	$6,273,355	$0	$436,565	$600	$7,268,476
President and Chief Executive Officer	2007	$495,508	$4,822,443	$0	$420,283	$600	$5,738,834
John Rodriguez,	2008	$213,529	$1,532,124	$0	$62,684	$4,600	$1,812,937
Senior VP and Chief Accounting Officer	2007	$198,803	$1,300,671	$0	$63,233	$4,600	$1,567,307
Karl Triebes	2008	$367,913	$1,551,908	$207,702	$180,094	$4,600	$2,312,217
Senior VP of Product Development and Chief Technical Officer	2007	$342,698	$1,250,652	$480,493	$181,670	$4,600	$2,260,113
Edward J. Eames(4)	2008	$303,723	$1,551,908	$0	$178,861	$4,600	$2,039,092
Senior VP of Business Operations	2007	—	—	—	—	—	—
Dan Matte	2008	$241,214	$1,634,272	$0	$142,082	$4,600	$2,022,168
Senior VP of Marketing and Business Development	2007	$209,633	$1,448,065	$0	$133,355	$4,600	$1,795,653

(1)	This column represents the dollar amount recognized for financial statement reporting purposes with respect to the fiscal year 2008 for the RSUs granted to the Named Executive Officers in fiscal year 2008 as well as prior fiscal years, in accordance with FASB Statement No. 123(R), “Share-Based Payment” (“FAS 123R”). The amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. For additional information, please refer to note 1 in our financial statements, “Summary of Significant Accounting Policies — Stock-Based Compensation,” included in our Annual Report to Shareholders on Form 10-K for the year ended September 30, 2008. These amounts reflect the Company’s accounting expense for these awards, rather than the amount paid or to be realized by the Named Executive Officers.

(2)	This column represents the dollar amount recognized for financial statement reporting purposes with respect to the 2008 fiscal year for the options granted to the Named Executive Officers in prior fiscal years, in accordance with FAS 123R. The amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. For additional information, please refer to note 1 in our financial statements, “Summary of Significant Accounting Policies — Stock-Based Compensation,” included in our Annual Report to Shareholders on Form 10-K for the years ended September 30, 2008 and September 30, 2006. These amounts reflect the Company’s accounting expense for these awards, rather than the amount paid or to be realized by the Named Executive Officers. No options were granted to Named Executive Officers during fiscal year 2008.

(3)	This column represents the total cash incentive bonus paid to the Named Executive Officers in fiscal year 2008 under the Incentive Plan. 50% of the cash incentive bonus is based on the Company achieving target revenue for each quarter and 50% is based on the Company achieving target EBITDA for each quarter. In fiscal year 2008, the Company achieved 98.9% of the annual revenue target and 97.5% of the annual adjusted EBITDA target. As a result, the executive officers earned 98.2% of their target cash incentive bonus in fiscal year 2008. For additional information, see footnote (3) of the Grants of Plan-Based Awards for Fiscal 2008 Table

(4)	Mr. Eames was not a Named Executive Officer in fiscal year 2007.

(5)	Items in column are outlined in the following table:

Items in All Other Compensation Column for Fiscal 2008

	Company	Internet
	Contributions	Service	Total All Other
Name	to 401(k) Plan	Stipend	Compensation ($)

John McAdam	$0	$600	$600
John Rodriguez	$4,000	$600	$4,600
Karl Triebes	$4,000	$600	$4,600
Edward J. Eames	$4,000	$600	$4,600
Dan Matte	$4,000	$600	$4,600

(6)	The Company did not provide any discretionary bonus for the 2008 and 2007 fiscal years and does not have a pension or nonqualified deferred compensation plan.

Grants of Plan-Based Awards in Fiscal 2008

									All Other
									Stock
									Awards:	Grant
			Estimated Possible			Estimated Possible			Number	Date Fair
			Payouts Under Non-equity			Payouts Under Equity			of Shares	Value of
			Incentive Plan Awards(3)			Incentive Plan Awards(4)			of Stock	Stock
			Threshold	Target	Maximum	Threshold	Target	Maximum	or Units	Awards
Name	Grant Date	Approval Date	($)	($)	($)	(#)	(#)	(#)	(#)(5)	($/Sh)(6)

John McAdam	8/1/2008(1)	7/18/2008	—	—	—	50,138	57,300	64,463	57,300	$3,341,736
	(2)	11/21/2007	$355,555	$444,444	N/A	—	—	—	—	—
John Rodriguez	8/1/2008(1)	7/15/2008	—	—	—	14,700	16,800	18,900	16,800	$979,776
	(2)	11/21/2007	$51,053	$63,816	N/A	—	—	—	—	—
Karl Triebes	8/1/2008(1)	7/15/2008	—	—	—	14,700	16,800	18,900	16,800	$979,776
	(2)	11/21/2007	$146,674	$183,343	N/A	—	—	—	—	—
Edward J. Eames	8/1/2008(1)	7/15/2008	—	—	—	14,700	16,800	18,900	16,800	$979,776
	(2)	11/21/2007	$145,671	$182,089	N/A	—	—	—	—	—
Dan Matte	8/1/2008(1)	7/15/2008	—	—	—	14,700	16,800	18,900	16,800	$979,776
	(2)	11/21/2007	$115,718	$144,647	N/A	—	—	—	—	—

(1)	Restricted stock units granted under the 2005 Plan. No options were granted to the Named Executive Officers in fiscal year 2008.

(2)	Represents the cash incentive bonus for fiscal year 2008 awarded under the Incentive Plan. The Compensation Committee approved for recommendation to the Board of Directors the fiscal year 2008 target bonus amount for Mr. McAdam and approved the fiscal year 2008 target bonus amounts for Messrs. Rodriguez, Triebes, Eames and Matte on November 21, 2007. The Board of Directors approved the fiscal year 2008 target bonus amount for Mr. McAdam on November 21, 2007.

(3)	50% of the cash incentive bonus is based on the Company achieving target revenue for the quarter and 50% is based on the Company achieving target adjusted EBITDA for the quarter. No cash incentive bonus will be paid for results less than 80% of an applicable target. The cash incentive bonus is paid on a linear basis above 80% of the targeted goals. For example, 85% of the possible cash incentive bonus will be paid for revenue or adjusted EBITDA at 85% of the applicable target. Similarly, 105% of the possible cash incentive bonus will be paid for revenue or adjusted EBITDA at 105% of the applicable target. However, results for both targets must equal or exceed 100% for the total cash incentive bonus to be paid at 100% or more. In fiscal year 2008, the quarterly revenue targets for purposes of the Incentive Plan were $154.5 million, $160.9 million, $165.6 million and $176.2 million, for an annual target of $657.2 million; and the quarterly adjusted EBITDA targets were $27.7 million, $29.8 million, $33.4 million and $39 million, for an annual target of $129.9 million. The actual cash incentive bonus paid for fiscal year 2008 is set forth above in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table for Fiscal 2008.

(4)	Represents (i) 25% of the aggregate number of RSUs in the grant dated August 1, 2008 which are subject to the Company achieving an increase in total revenue during the period beginning in the fourth quarter of fiscal year 2008 through the third quarter of fiscal year 2009, relative to the same periods in fiscal years 2007 and 2008 (the “2008 Performance Award”); and (ii) 25% which are subject to the Company meeting specified performance criteria as will be set by the Compensation Committee for the period beginning in the fourth quarter of fiscal year 2009 through the third quarter of fiscal year 2010, relative to the same periods in fiscal years 2008 and 2009. The executive officers earn 125% of the 2008 Performance Award if the revenue increase is 20%, 100% of the 2008 Performance Award if the revenue increase is 11%, and 75% of the 2008 Performance Award if the revenue increase is 6%. No portion of the 2008 Performance Award is earned if the revenue increase is less than 6%.

(5)	Represents 50% of the aggregate number of RSUs in the grant dated August 1, 2008 which vest in equal quarterly increments over two years, until such portion of the grant is fully vested on August 1, 2010. The holder of the RSU award does not have any of the benefits of ownership of the shares of Common Stock subject to the award, such as the right to vote the shares or to receive dividends, unless and until the RSU vests and the shares are issued.

(6)	The column shows the full grant date fair value of RSUs in accordance with FAS 123R granted to the Named Executive Officers in fiscal 2008. Generally, the full grant date fair value is the amount the Company would expense in its financial statements over the vesting period of the award. The grant date fair value of the Equity Incentive Plan Awards is calculated based on the target payout. For additional information, please refer to note 1 in our financial statements, “Summary of Significant Accounting Policies — Stock-Based Compensation,” included in our Annual Report to Shareholders on Form 10-K for the year ended September 30, 2008. These amounts reflect the Company’s accounting expense for those awards, rather than the amount paid or to be realized by the Named Executive Officers.

Outstanding Equity Awards at September 30, 2008

	Options Awards							Stock Awards
Equity
Incentive
											Equity		Plan
											Incentive		Awards:
											Plan		Market
											Awards:		or Payout
					Equity						Number of		Value of
					Incentive						Unearned		Unearned
					Plan					Market	Shares,		Shares,
					Awards:					Value of	Units or		Units or
			Number of	Number of	Number of			Number of		Shares or	Other		Other
			Securities	Securities	Securities			Shares or		Units of	Rights		Rights
			Underlying	Underlying	Underlying			Units of		Stock That	That		That
			Unexercised	Unexercised	Unexercised	Option	Option	Stock That		Have Not	Have Not		Have Not
			Options (#)	Options (#)	Unearned	Exercise	Expiration	Have Not		Vested	Vested		Vested
Name	Grant Date		Exercisable	Unexercisable	Options (#)	Price ($)	Date	Vested (#)		($)(5)	(#)		($)(9)

John McAdam	—		—	—	N/A	$—	—	94,800	(2)	$2,216,424	85,392	(6)	$1,996,465
John Rodriguez	—		—	—	N/A	$—	—	26,650	(3)	$623,077	24,768	(7)	$579,076
Karl Triebes	8/16/2004	(1)	113,000	0	N/A	$11.405	8/16/2014	N/A		N/A	N/A		N/A
	—		—	—	N/A	$—	—	26,900	(4)	$628,922	24,830	(8)	$580,525
Edward J. Eames	—		—	—	N/A	$—	—	26,900	(4)	$628,922	24,830	(8)	$580,525
Dan Matte	—		—	—	N/A	$—	—	26,900	(4)	$628,922	24,830	(8)	$580,525

(1)	Option granted in connection with initial hiring to purchase up to 600,000 shares of Common Stock at a price per share of $11.405, 25% of which vested on the first anniversary date of the grant, with the balance vesting in equal monthly installments over the following three year period.

(2)	Comprised of the following equity awards dated (i) December 15, 2006 of which 12,500 RSUs vest in equal quarterly increments through November 1, 2008; (ii) August 1, 2007 of which 25,000 RSUs vest in equal quarterly increments through August 1, 2009; and (iii) August 1, 2008 of which 57,300 RSUs vest in equal quarterly increments through August 1, 2010 as set forth in footnote (5) to the Grants of Plan-Based Awards for Fiscal 2008 Table.

(3)	Comprised of the following equity awards dated (i) December 15, 2006 of which 2,500 RSUs vest in equal quarterly increments through November 1, 2008; (ii) August 1, 2007 of which 7,350 RSUs vest in equal quarterly increments through August 1, 2009; and (iii) August 1, 2008 of which 16,800 RSUs vest in equal quarterly increments through August 1, 2010 as set forth in footnote (5) to the Grants of Plan-Based Awards for Fiscal 2008 Table.

(4)	Comprised of the following equity awards dated (i) December 15, 2006 of which 2,750 RSUs vest in equal quarterly increments through November 1, 2008; (ii) August 1, 2007 of which 7,350 RSUs vest in equal quarterly increments through August 1, 2009; and (iii) August 1, 2008 of which 16,800 RSUs vest in equal quarterly increments through August 1, 2010 as set forth in footnote (5) to the Grants of Plan-Based Awards for Fiscal 2008 Table.

(5)	Calculated by multiplying the number of unvested RSUs held by the Named Executive Officer by the closing price of the Company’s common stock ($23.38) on September 30, 2008.

(6)	Comprised of the following equity awards dated (i) December 15, 2006 of which 3,092 RSUs shall be fully vested on November 1, 2008 subject to the Company achieving specified performance criteria; (ii) August 1, 2007 of which 25,000 RSUs shall be fully vested on August 1, 2009 subject to the Company achieving specified performance criteria; and (iii) August 1, 2008 of which 57,300 RSUs shall vest during the period ending on August 1, 2010 as set forth in footnote (4) to the Grants of Plan-Based Awards for Fiscal 2008 Table, subject to the Company achieving specified performance criteria.

(7)	Comprised of the following equity awards dated (i) December 15, 2006 of which 618 RSUs shall be fully vested on November 1, 2008 subject to the Company achieving specified performance criteria; (ii) August 1, 2007 of which 7,350 shall be fully vested on August 1, 2009 subject to the Company achieving specified performance criteria; and (iii) August 1, 2008 of which 16,800 shall vest during the period ending on August 1, 2010 as set forth in footnote (4) to the Grants of Plan-Based Awards for Fiscal 2008 Table, subject to the Company achieving specified performance criteria.

(8)	Comprised of the following equity awards dated (i) December 15, 2006 of which 680 RSUs shall be fully vested on November 1, 2008 subject to the Company achieving specified performance criteria; (ii) August 1, 2007 of which 7,350 RSUs shall be fully vested on August 1, 2009 subject to the Company achieving specified performance criteria; and (iii) August 1, 2008 of which 16,800 RSUs shall vest during the period ending on August 1, 2010 as set forth in footnote (4) to the Grants of Plan-Based Awards for Fiscal 2008 Table, subject to the Company achieving specified performance criteria.

(9)	Calculated by multiplying the number of unearned RSUs that have not vested held by the Named Executive Officer by the closing price of the Company’s common stock ($23.38) on September 30, 2008.

Option Exercises and Stock Vested in Fiscal 2008

	Option Awards		Stock Awards
	Number of Shares	Value Realized	Number of Shares	Value Realized
	Acquired on	on Exercise	Acquired on	on Vesting
Name	Exercise (#)	($)(1)	Vesting (#)	($)(2)

John McAdam	—	$—	146,908	$4,117,004
John Rodriguez	—	$—	40,332	$1,151,514
Karl Triebes	25,000	$535,336	36,020	$1,012,482
Edward J. Eames	—	$—	36,020	$1,012,482
Dan Matte	—	$—	43,020	$1,215,167

(1)	Amount reflects the difference between the option exercise price and the market price of the Company’s common stock at the time of exercise multiplied by the number of shares.

(2)	Amounts reflect the closing price of the Company’s common stock on the day the stock award vested, multiplied by the number of shares.

Potential Payments Upon Termination or Change in Control

There are no written employment contracts with any of the Named Executive Officers. Each such officer is an “at-will” employee, and his employment may be terminated anytime with or without cause. The RSU and option grant agreements issued to our Named Executive Officers provide that upon certain changes in control of the Company the vesting of outstanding and unvested RSUs and options will accelerate and such RSUs and options will become fully vested. A “change in control” is generally defined as (i) a sale of substantially all of the assets of the Company, or (ii) a merger or consolidation in which the Company is not the surviving corporation, or (iii) a reverse merger in which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise, or (iv) the direct or indirect acquisition (including by way of a tender or exchange offer) by any person, or persons acting as a group, of beneficial ownership or a right to acquire beneficial ownership of shares representing a majority of the voting power of the then outstanding shares of capital stock of the Company. All options granted to Named Executive Officers are now fully vested.

The following table sets forth an estimate of the value of the acceleration of vesting on unvested equity awards that would have occurred if a change in control occurred on September 30, 2008.

RSU Vesting
Name	Acceleration(1)

John McAdam	$4,212,889
John Rodriguez	$1,202,153
Karl Triebes	$1,209,447
Edward J. Eames	$1,209,447
Dan Matte	$1,209,447

(1)	Calculated by multiplying the number of unvested RSUs held by the Named Executive Officer by the closing price of the Company’s common stock ($23.38) on September 30, 2008.

Compensation of Directors

The table below summarizes the compensation paid by the Company to non-employee directors for the fiscal year ended September 30, 2008.

DIRECTOR COMPENSATION FOR FISCAL 2008

	Fees
	Earned or	Stock
	Paid in Cash	Awards	Total
Name(1)	($)(2)	($)(3)	($)

A. Gary Ames	$69,250	$197,236	$266,486
Deborah L. Bevier	$64,750	$197,236	$261,986
Keith D. Grinstein	$74,750	$197,236	$271,986
Karl D. Guelich	$75,000	$197,236	$272,236
Alan J. Higginson	$76,750	$197,236	$273,986
Rich Malone	$26,192	$85,384	$111,576
Scott Thompson	$40,382	$152,683	$193,065

(1)	John McAdam, the Company’s President and Chief Executive Officer is not included in this table as he is an employee of the Company and thus receives no compensation for his services as a director. Keith D Grinstein served on the Board of Directors until his death on September 27, 2008. Rich Malone retired from the Board of Directors effective March 10, 2008.

(2)	Represents the aggregate annual retainer, Board chair retainer, committee chair retainer, and board and committee meeting amounts. Non-employee directors of the Company are currently paid $40,000 annually for their services as members of the Board of Directors. Chairs of the Audit, Compensation and Nominating and Corporate Governance Committees are paid an additional $15,000, $10,000 and $7,500, respectively, annually. The Chairman of the Board of Directors receives an additional $15,000 paid annually. In addition, the non-employee directors of the Company are paid $1,500 for each in-person board meeting and $750 for each telephonic board meeting attended. Members of the Standing Committees, as well as any special committee or ad hoc committee established by the Board of Directors, are paid $1,000 for each in-person committee meeting and $750 for each telephonic committee meeting attended. Directors receive cash fees in quarterly installments. The following table provides a breakdown of fees earned or paid in cash:

		Board and
		Committee
	Annual	Chair	Meeting
	Retainers	Fees	Fees	Total
Name	($)	($)	($)	($)

A. Gary Ames	$40,000	$7,500	$21,750	$69,250
Deborah L. Bevier	$40,000	—	$24,750	$64,750
Keith D. Grinstein	$40,000	$10,000	$24,750	$74,750
Karl D. Guelich	$40,000	$15,000	$20,000	$75,000
Alan J. Higginson	$40,000	$15,000	$21,750	$76,750
Rich Malone	$17,692	—	$8,500	$26,192
Scott Thompson	$28,132	—	$12,250	$40,382

(3)	Represents the dollar amount recognized for financial statement reporting purposes during fiscal year 2008 for RSUs granted to directors in fiscal years 2008 and 2007, in accordance with FAS 123R. The amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. Mr. Malone’s term on the Board of Directors expired on the date of the Company’s annual meeting for fiscal year 2007. The difference in Mr. Thompson’s dollar amount reflects the vesting of the pro-rata fiscal year 2007 grant of 1,632 RSUs when he joined the Board of Directors in January 2008. For additional information, please refer to note 1 in our financial statements, “Summary of Significant Accounting Policies — Stock-Based Compensation,” included in our Annual Report to Shareholders on Form 10-K for the year ended September 30, 2008. These amounts reflect the Company’s accounting expense for these awards, rather than the amount paid or to be realized by the directors. On January 18, 2008, the Board of Directors approved the recommendations of the Compensation Committee that (i) Mr. Thompson receive a grant on February 1, 2008 of RSUs representing the right to receive 1,632 shares of Common Stock (with a grant date fair value of $40,833 in accordance with FAS 123R) which will fully vest on March 10, 2008; and (ii) each non-employee director, including Mr. Thompson, receive a grant on March 11, 2008 of RSUs representing the right to receive 10,215 shares of Common Stock under the 2005 Plan (with a grant date fair value of $200,010 in accordance with FAS 123R) which will fully vest on March 11, 2009 if the non-employee director continues to serve as a director on that date. As of September 30, 2008, these 10,215 RSUs awarded to each non-employee director were the only RSUs held by each such director which were not yet vested.

Report of the Audit Committee

The Audit Committee consists of three directors, each of whom, in the judgment of the Board of Directors, is an “independent director” as defined in the listing standards for The Nasdaq Stock Market. The Audit Committee acts pursuant to a written charter that has been adopted by the Board of Directors. The Audit Committee charter is available on the “About F5 — Investor Relations — Corporate Governance” section of the Company’s website, www.f5.com.

On behalf of the Board of Directors, the Audit Committee oversees the Company’s financial reporting process and its internal controls over financial reporting, areas for which management has the primary responsibility. PricewaterhouseCoopers, LLP, the independent registered public accounting firm (the “Auditors”), is responsible for expressing an opinion as to the conformity of the audited financial statements with accounting principles generally accepted in the United States of America and for issuing its opinions on management’s assessment and on the effectiveness of the Company’s internal control over financial reporting.

In fulfilling its oversight responsibilities, the Audit Committee has reviewed and discussed with management and the Auditors the audited financial statements and the quarterly unaudited financial statements of the Company for the fiscal year ended September 30, 2008, matters relating to the Company’s internal controls over financial reporting and the processes that support certifications of the financial statements by the Company’s Chief Executive Officer and Chief Accounting Officer.

The Audit Committee discussed with the Auditors the overall scope and plans for the annual audit. The Audit Committee meets with the Auditors, with and without management present, to discuss the results of their examinations, their consideration of the Company’s internal controls in connection with their audit, and the overall quality of the Company’s financial reporting.

The Audit Committee reviewed with the Auditors their judgments as to the quality and acceptability of the Company’s accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards. The Audit Committee has discussed and reviewed with the Auditors all matters required to be discussed under the Statement on Auditing Standards No. 61 Communication with Audit Committees.

The Audit Committee has received from the Auditors a formal written statement describing all relationships between them and the Company that might bear on their independence consistent with Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), discussed with them any relationships that may impact their objectivity and independence, including the amount and significance of non-audit services provided by them, and has satisfied itself as to their independence.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report to Shareholders on Form 10-K for the year ended September 30, 2008 for filing with the Securities and Exchange Commission. The Audit Committee has also selected PricewaterhouseCoopers, LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2009. The Board of Directors is recommending that shareholders ratify this selection at the Annual Meeting.

Members of the Audit Committee:

Karl D. Guelich, Chair
Deborah L. Bevier
Scott Thompson

Fees Paid to PricewaterhouseCoopers LLP

The following is a summary of the fees billed to the Company by PricewaterhouseCoopers LLP for professional services rendered for the fiscal years ended September 30, 2008 and 2007:

	Years Ended September 30,
Fee Category	2008	2007

Audit Fees	$909,000	$693,000
Audit-Related Fees	$28,000	$126,000
Tax Fees	$73,000	—
All Other Fees	—	—

Total Fees	$1,010,000	$819,000

Audit Fees.  Consists of fees billed for professional services rendered for the audit of the Company’s consolidated financial statements, review of the interim consolidated financial statements included in quarterly reports, and services that are normally provided by PricewaterhouseCoopers LLP in connection with statutory and regulatory filings or engagements including consultations related to compliance with the Sarbanes-Oxley Act of 2002.

Audit-Related Fees.  Consists of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements and are not reported under “Audit Fees.” These services include accounting consultations in connection with acquisitions and financial accounting and reporting standards, and other services related to registration statements and public offerings. The Audit-Related Fees in fiscal year 2007 were primarily for services related to the Company’s acquisition of Acopia Networks, Inc.

Tax Fees.  Consists of fees billed for professional services for tax compliance, tax advice and tax planning. These services include assistance regarding federal, state and international tax compliance, tax audit defense, customs and duties, mergers and acquisitions, and international tax planning.

Audit Committee Pre-Approval Procedures

The Audit Committee meets with our independent registered public accounting firm to approve the annual scope of accounting services to be performed and the related fee estimates. The Audit Committee also meets with our independent registered public accounting firm, on a quarterly basis, following completion of their quarterly reviews and annual audit and prior to our earnings announcements, to review the results of their work. During the course of the year, the Chairman of the Audit Committee has the authority to pre-approve requests for services that were not approved in the annual pre-approval process. The Chairman of the Audit Committee reports any interim pre-approvals at the following quarterly meeting. At each of the meetings, management and our independent registered public accounting firm update the Audit Committee with material changes to any service engagement and related fee estimates as compared to amounts previously approved. During fiscal 2008, all audit and non-audit services performed by PricewaterhouseCoopers LLP for the Company were pre-approved by the Audit Committee in accordance with the foregoing procedures.

Annual Independence Determination

The Audit Committee considered whether the provision of non-audit services is compatible with the principal accountants’ independence and concluded that the provision of non-audit services is and has been compatible with maintaining the independence of the Company’s external auditors.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of shares of Common Stock as of January 8, 2009 by (a) each person known to the Company to own beneficially more than 5% of outstanding shares of Common Stock on January 8, 2009, (b) each director and nominee for director of the Company, (c) the Named Executive Officers, as defined herein, and (d) all directors and executive officers as a group. The information in this table is based solely on statements in filings with the SEC or other reliable information.

	Number of
	Shares of
	Common Stock	Percent of
	Beneficially	Common Stock
Name and Address(1)	Owned(2)	Outstanding(2)

FMR Corp. and its affiliates(3) 82 Devonshire Street Boston, Massachusetts 02109	10,025,174	12.69
Turner Investment Partners, Inc.(4) 1205 Westlakes Drive, Suite 100 Berwyn, Pennsylvania 19312	6,219,081	7.87
HBK Investments L.P.(5) 300 Crescent Court, Suite 700 Dallas, Texas 75201	4,511,392	5.71
Franklin Resources, Inc.(6) One Franklin Parkway San Mateo, California 94403	4,353,440	5.51
John McAdam(7)	328,377	*
John Rodriguez(8)	52,901	*
Karl Triebes(9)	116,938	*
Edward J. Eames(10)	3,938	*
Dan Matte(11)	12,141	*
A. Gary Ames(12)	40,412	*
Deborah L. Bevier	9,412	*
Karl D. Guelich(13)	30,412	*
Alan J. Higginson(14)	65,412	*
Scott Thompson	1,632	*
All directors and executive officers as a group (13 people)(15)	860,641	1.09

*	less than 1%.

(1)	Unless otherwise indicated, the address of each of the named individuals is c/o F5 Networks, Inc., 401 Elliott Avenue West, Seattle, Washington 98119.

(2)	Beneficial ownership of shares is determined in accordance with the rules of the SEC and generally includes any shares over which a person exercises sole or shared voting or investment power, or of which a person has the right to acquire ownership within 60 days after January 8, 2009. Except as otherwise noted, each person or entity has sole voting and investment power with respect to the shares shown.

(3)	As reported by FMR Corp. (“FMR”) in a Schedule 13G/A filed on February 14, 2008.

(4)	As reported by Turner Investment Partners, Inc. in a Schedule 13G filed on November 10, 2008.

(5)	As reported by HBK Investments L.P., HBK Services LLC, HBK Partners II L.P., HBK Management LLC, and HBK Master Fund L.P. in a Schedule 13G filed on February 1, 2008.

(6)	As reported by Franklin Resources, Inc. in a Schedule 13G filed on February 4, 2008.

(7)	Includes 13,413 shares of Common Stock underlying RSUs granted under the 2005 Plan that are issuable within 60 days of January 8, 2009. This does not include the shares of Common Stock underlying RSUs which are subject to future performance-based vesting as set forth in footnote (4) to the Grants of Plan-Based Awards in Fiscal 2008 Table.

(8)	Includes 3,938 shares of Common Stock underlying RSUs granted under the 2005 Plan that are issuable within 60 days of January 8, 2009. This does not include the shares of Common Stock underlying RSUs which are subject to future performance-based vesting as set forth in footnote (4) to the Grants of Plan-Based Awards in Fiscal 2008 Table.

(9)	Includes 113,000 shares issuable upon exercise of options currently exercisable or exercisable within 60 days of January 8, 2009 and 3,938 shares of Common Stock underlying RSUs granted under the 2005 Plan that are issuable within 60 days of January 8, 2009. This does not include the shares of Common Stock underlying RSUs which are subject to future performance-based vesting as set forth in footnote (4) to the Grants of Plan-Based Awards in Fiscal 2008 Table.

(10)	Includes 3,938 shares of Common Stock underlying RSUs granted under the 2005 Plan that are issuable within 60 days of January 8, 2009. This does not include the shares of Common Stock underlying RSUs which are subject to future performance-based vesting as set forth in footnote (4) to the Grants of Plan-Based Awards in Fiscal 2008 Table.

(11)	Includes 3,939 shares of Common Stock underlying RSUs granted under the 2005 Plan that are issuable within 60 days of January 8, 2009. This does not include the shares of Common Stock underlying RSUs which are subject to future performance-based vesting as set forth in footnote (4) to the Grants of Plan-Based Awards in Fiscal 2008 Table.

(12)	Includes 15,000 shares issuable upon exercise of options currently exercisable or exercisable within 60 days of January 8, 2009.

(13)	Includes 15,000 shares issuable upon exercise of options currently exercisable or exercisable within 60 days of January 8, 2009.

(14)	Includes 45,000 shares issuable upon exercise of options currently exercisable or exercisable within 60 days of January 8, 2009.

(15)	Includes 231,751 shares issuable upon exercise of options currently exercisable or exercisable within 60 days of January 8, 2009 and 48,703 shares of Common Stock underlying RSUs granted under the 2005 Plan that are issuable within 60 days of January 8, 2009. This does not include the shares of Common Stock underlying RSUs which are subject to future performance-based vesting as set forth in footnote (4) to the Grants of Plan-Based Awards in Fiscal 2008 Table.

Equity Compensation Plan Information

The following table provides information as of September 30, 2008 with respect to the shares of Common Stock that may be issued under the Company’s existing equity compensation plans.

Column C
Number of
securities remaining
available for
	Column A				future issuance
	Number of				under equity
	securities to				compensation plans
	be issued		Column B		(total securities
	upon exercise		Weighted-average exercise		authorized but
	of outstanding		price of		unissued under
	options and		outstanding options		the plans,
Plan Category	rights		and rights		less Column A)

Equity compensation plans approved by security holders(1)(6)	3,190,161	(2)	$20.81	(3)	2,977,406	(4)
Equity compensation plans not approved by security holders(5)(7)	1,641,829		$14.86		2,080,953

Total(8)	4,831,990		$17.43		5,058,359

(1)	Consists of the F5 Networks, Inc. Amended and Restated 1996 Stock Option Plan (the “1996 Equity Incentive Plan”), the F5 Networks, Inc. Amended and Restated 1998 Equity Incentive Plan (the “1998

Equity Incentive Plan”), and the 2005 Plan. No additional options may be granted under the 1996 Equity Incentive Plan or the 1998 Equity Incentive Plan.

(2)	Includes 849,278 shares issuable upon vesting of outstanding options, 2,281,127 shares issuable upon vesting of outstanding RSUs granted under the 2005 Plan, and 59,756 shares issuable upon vesting of outstanding stock bonuses granted under the 1998 Equity Incentive Plan.

(3)	The weighted-average exercise price does not take into account the shares issuable upon vesting of outstanding RSUs or stock bonuses, which have no exercise price.

(4)	Includes 992,968 shares reserved for issuance under the ESPP.

(5)	Consists of the F5 Networks, Inc. 2000 Employee Equity Incentive Plan (the “2000 Equity Incentive Plan”), F5 Networks, Inc. uRoam Acquisition Equity Incentive Plan (the “uRoam Equity Incentive Plan”), F5 Networks, Inc. MagniFire Acquisition Equity Incentive Plan (the “MagniFire Equity Incentive Plan”), F5 Networks, Inc. Assumed Acopia Networks Inc. 2001 Stock Incentive Plan (the “Acopia 2001 Plan”), F5 Networks, Inc. Acopia Acquisition Equity Incentive Plan (the “Acopia Acquisition Plan”) and certain executive new hire grants. The material features of each of these equity compensation plans are set forth in note 6 in our financial statements, “Summary of Significant Accounting Policies — Shareholders’ Equity” included in our Annual Report to Shareholders on Form 10-K for the year ended September 30, 2008. As of the date of assumption of the Acopia 2001 Plan, there were options to purchase 426,821 shares outstanding under the Acopia 2001 Plan, with a weighted average exercise price of $18.94. The Company terminated the 2000 Equity Incentive Plan, Acopia 2001 Plan and the Acopia Acquisition Plan effective November 1, 2008 and no additional shares may be issued from those Plans. In addition, no additional options may be granted under the uRoam Equity Incentive Plan or the MagniFire Equity Incentive Plan.

(6)	As of January 8, 2009, for equity compensation plans approved by security holders, the number of securities to be issued upon exercise of outstanding options and rights totaled 2,788,878, which includes 816,800 shares issuable upon the vesting of outstanding options at a weighted-average exercise price of $21.44, and 1,972,078 shares issuable upon vesting of outstanding RSUs and stock bonuses granted under the 2005 Equity Incentive Plan and 1998 Equity Incentive Plan. As of January 8, 2009, the number of securities remaining available for future issuance under these equity compensation plans totaled 2,687,032, which includes 749,964 shares reserved for issuance under the ESPP and 1,937,068 shares reserved for issuance under the 2005 Plan.

(7)	As of January 8, 2009, for equity compensation plans not approved by security holders, the number of securities to be issued upon exercise of outstanding options and rights totaled 1,473,750, which includes 1,077,744 shares issuable upon the vesting of outstanding options at a weighted-average exercise price of $14.95, and 396,006 shares issuable upon vesting of RSUs granted under the Acopia 2001 Plan and the Acopia Acquisition Plan. As of January 8, 2009, there were no securities remaining available for future issuance in connection with new awards under the equity compensation plans not approved by security holders.

(8)	As of January 8, 2009, for all equity compensation plans, the number of securities to be issued upon exercise of outstanding options and rights totaled 4,262,628, which includes 1,894,544 shares issuable upon the vesting of outstanding options at a weighted-average exercise price of $17.75 and a weighted-average remaining contractual term of 4.46 years, and 2,368,084 shares issuable upon vesting of RSUs and stock bonuses. As of January 8, 2009, the number of securities remaining available for future issuance under all equity compensation plans totaled 2,687,032, which includes 749,964 shares reserved for issuance under the ESPP and 1,937,068 shares reserved for issuance under the 2005 Plan.

Section 16 (a) Beneficial Ownership Reporting Compliance

Under SEC rules, the Company’s directors, executive officers and beneficial owners of more than 10% of any class of equity security registered under Section 12 of the Exchange Act are required to file periodic reports of their ownership, and changes in that ownership, with the SEC. Such persons are required by SEC regulations to furnish us with copies of all Section 16(a) forms filed by such person. Based solely on its review of copies of these reports and representations of such reporting persons, the Company believes that, during fiscal year 2008, all such SEC filing requirements were satisfied with the following exceptions:

executive officers Jeffrey Christianson and Karl Triebes each failed to file one Form 4 with respect to a reportable transaction during fiscal year 2008.

PROPOSAL 1:  ELECTION OF ONE CLASS I DIRECTOR

At the Annual Meeting, the shareholders will vote on the election of one Class I director to serve for a three-year term until the annual meeting of shareholders for fiscal year end 2011 and until the director’s successor is elected and qualified. The Board of Directors has unanimously nominated Karl D. Guelich for re-election to the Board of Directors as a Class I director. The nominee has indicated that he is willing and able to serve as a director. If the nominee becomes unable or unwilling to serve, the accompanying proxy may be voted for the election of such other person as shall be designated by the Board of Directors. The proxies being solicited will be voted for no more than one nominee for a Class I director at the Annual Meeting.

Majority Vote Standard for Director Election

The Company’s Bylaws require that in an uncontested election each director will be elected by the vote of the majority of the votes cast. A majority of votes cast means that the number of shares cast “for” a director’s election exceeds the number of votes cast “against” that director. A share whose ballot is marked as withheld, which is otherwise present at the meeting but for which there is an abstention, or to which a shareholder gives no authority or direction shall not be considered a vote cast. In a contested election, the directors will be elected by the vote of a plurality of the votes cast. A contested election is one in which the number of nominees exceed the number of directors to be elected.

In an uncontested election, a nominee who does not receive a majority vote will not be elected. Except as explained in the next paragraph, an incumbent director who is not elected because he or she does not receive a majority vote will continue to serve as a holdover director until the earliest of: (a) 90 days after the date on which an inspector determines the voting results as to that director; (b) the date on which the Board of Directors appoints an individual to fill the office held by that director; or (c) the date of the director’s resignation.

The Board of Directors may fill any vacancy resulting from the non-election of a director as provided in our Bylaws. The Nominating and Corporate Governance Committee will consider promptly whether to fill the office of a nominee who fails to receive a majority vote in an uncontested election and make a recommendation to the Board of Directors about filling the office. The Board of Directors will act on the Governance and Nominating Committee’s recommendation and within ninety (90) days after the certification of the shareholder vote will disclose publicly its decision. No director who fails to receive a majority vote for election will participate in the Governance and Nominating Committee’s recommendation or Board of Directors’ decision about filling his or her office.

For additional information, the complete Bylaws are available on our website at www.f5.com under the “About F5 — Investor Relations — Corporate Governance” section.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”
THE ELECTION OF THE NOMINEE.

Unless otherwise instructed, it is the intention of the persons named in the accompanying proxy card to vote shares represented by properly executed proxy cards for the election of Mr. Guelich.

PROPOSAL 2.  AMENDMENT TO THE 2005 EQUITY INCENTIVE PLAN

At the Annual Meeting, the shareholders of the Company will be asked to approve an amendment to the 2005 Plan which, if approved, will increase the number of shares of Common Stock available for purchase under the 2005 Plan by 5,000,000 shares. The 2005 Plan is the Company’s primary equity incentive plan. Currently, there are no other equity incentive plans from which the Company can issue options and stock units. As of January 8, 2009, only 1,937,068 shares remained available for the future grant of equity awards under the 2005 Plan.

No other amendments to the 2005 Plan are being proposed. This amendment to the 2005 Plan was approved by the Board of Directors on January 7, 2009 and will become effective upon receipt of the shareholders’ approval at the Annual Meeting. The affirmative vote of the holders of a majority of the outstanding shares of Common Stock of the Company represented and voting on the proposal at the Annual Meeting is required to adopt the amendment to the 2005 Plan.

The Board of Directors believes that the 2005 Plan has contributed to strengthening the incentive of participating employees to achieve the objectives of the Company and its shareholders by encouraging employees to acquire a greater proprietary interest in the Company. The Board of Directors believes that additional shares must be reserved for use under the 2005 Plan to enable the Company to attract and retain key employees through the granting of options and stock units under the 2005 Plan. The proposed increase in the number of shares under the 2005 Plan is not required or intended to cover awards previously made under the 2005 Plan. As such, no new plan benefits have been granted to date, and future awards under the 2005 Plan are not yet determinable. In the event that the required votes to approve the amendment to the 2005 Plan are not obtained, the amendment to the 2005 Plan will not become effective and the Company will continue to make grants of awards pursuant to the terms of the 2005 Plan as currently in effect and subject to applicable law.

Summary of the 2005 Plan

A copy of the 2005 Plan, as amended, is attached to this Proxy Statement as Appendix A and is incorporated herein by reference. The following description of the 2005 Plan is a summary and does not purport to be a complete description. See Appendix A for more detailed information.

General.  The 2005 Plan provides for grants of nonstatutory stock options (“NSOs”), which are options that do not qualify as incentive stock options under Section 422 of the Code, and stock units (collectively, “Stock Awards”) to employees, including officers, or directors of and consultants to the Company or any affiliate of the Company. As of January 8, 2009, approximately 1,700 employees and five non-employee directors are eligible to participate in the 2005 Plan. As of January 8, 2009, a total of 3,473,126 shares had been issued upon the vesting and/or exercise of previously granted Stock Awards, options to purchase 60,000 shares remained outstanding and 1,937,068 shares remained available for the future grant of Stock Awards. Shares subject to Stock Awards that have lapsed or terminated, without having been exercised in full, may again become available for the grant of awards under the 2005 Plan.

The Board of Directors or a committee appointed by the Board of Directors (in either case, the “Administrator”) administers the 2005 Plan. The Administrator has broad discretionary authority to determine which recipients and what types of awards are to be granted, including the exercise price, if any, applicable to awards, the number of shares subject to awards, the vesting and/or exercisability of awards and any other terms and conditions (including forfeiture conditions) that apply to awards. Any award may be granted either alone or in tandem with other awards.

The Board of Directors may amend the 2005 Plan; provided that no amendment will be effective unless approved by the shareholders of the Company if shareholder approval is necessary to satisfy applicable laws or stock exchange listing requirements. In addition, shareholder approval is required if the exercise price of any outstanding option is to be reduced (other than as a result of certain adjustments to outstanding Stock Awards to reflect corporate capital transactions, such as stock splits, a change in control of the Company or other reorganizations). The 2005 Plan will terminate on December 30, 2014, unless terminated sooner by the Board of Directors.

If any change is made to the Common Stock without receipt of consideration by the Company (through merger, reorganization, stock split, stock dividend, combination of shares or similar change to the capital structure), the 2005 Plan and each outstanding Stock Award will be appropriately adjusted in (1) the number and kind of shares subject to the 2005 Plan, (2) the share limitations set forth in the 2005 Plan (including the limit of 2,000,000 shares that may be granted to any employee in any fiscal year), (3) the number and kind of shares covered by each outstanding Stock Award and (4) the exercise or purchase price per share subject to each outstanding Stock Award.

Section 162(m) Limitations.  Section 162(m) of the Code generally disallows a tax deduction to public companies for compensation in excess of $1 million paid during any single year to the Company’s Chief Executive Officer or any of the three other most highly compensated officers (excluding the Company’s chief executive officer and principal accounting officer). Certain “performance-based” compensation is specifically exempt from this deduction limit if it meets the requirements specified in Section 162(m) and the regulations thereunder. One of the requirements for equity compensation awards, such as stock options, to qualify as performance-based compensation is that the shareholder-approved plan under which the awards are granted must include a limit on the number of shares granted to any one employee under the plan. Accordingly, the 2005 Plan provides that no employee may be granted Stock Awards covering more than 2,000,000 shares in any fiscal year. The Company believes that certain Stock Awards granted under the 2005 Plan can qualify as performance-based compensation, and therefore compensation amounts arising in connection with such Stock Awards will probably not be subject to the deduction limitation rule of Section 162(m). Stock units with service-based vesting generally do not qualify as performance-based compensation so that compensation amounts arising in connection with such stock units may be subject to this deduction limitation rule.

Options.  Any Options granted under the 2005 Plan are NSOs. The term of options granted under the 2005 Plan may not exceed 10 years. The per share exercise price of all options must be at least equal to the fair market value of a share of Common Stock on the date the option is granted. The closing price of the Common Stock as reported on the Nasdaq Global Market on January 8, 2009 was $24.12 per share. The 2005 Plan permits payment of an exercise price to be made by cash, check, wire transfer, other shares of Company Common Stock (with some restrictions), broker assisted same-day sales, any other form of consideration permitted by applicable law and acceptable to the Board of Directors or any combination thereof. Options granted under the 2005 Plan vest at the rate specified in the option agreement.

An optionee may not transfer options other than by will or the laws of descent or distribution, provided that an optionee may designate a beneficiary who may exercise the option following the optionee’s death. An optionee whose relationship with the Company or any related corporation ceases for any reason, except by death or permanent and total disability, generally may exercise vested options up to three months following cessation. Vested options may generally be exercised for up to 12 months after an optionee’s relationship with the Company or any affiliate of the Company ceases due to disability and for generally up to 18 months after the relationship with the Company or any affiliate of the Company ceases due to death. However, options may terminate or expire sooner or later as may be determined by the Board of Directors and set forth in the option agreement.

Stock Units.  Stock Units under the 2005 Plan are Stock Awards other than options giving the right to receive shares of Common Stock. Each stock unit agreement will contain provisions regarding (1) the number of shares subject to such Stock Award, (2) the purchase price of the shares, if any, and the means of payment for the shares, (3) the performance or other criteria, if any, that will determine the number of shares vested, (4) such terms and conditions on the grant, issuance, vesting and forfeiture of the shares, as applicable, as may be determined from time to time by the Board of Directors or other administrator of the 2005 Plan, (5) restrictions on the transferability of the Stock Award, and (6) such further terms and conditions, in each case not inconsistent with the 2005 Plan, as may be determined from time to time by the Board of Directors or other administrator of the 2005 Plan. In the event that a participant’s relationship with the Company terminates, the Company may reacquire any or all of the shares of Common Stock held by the participant that have not vested or which are otherwise subject to forfeiture conditions. Rights under a stock unit agreement may not be transferred other than by will or by the laws of descent and distribution. The repurchase provision in the 2005 Plan was amended in January 2007 to clarify that the provision applies only to Stock Units and was subject to the 2005 Plan’s adjustment provisions for changes in capitalization and change in control of the Company.

The 2005 Plan also provides that Stock Awards, including Options, may not be repriced, cancelled and replaced with Stock Awards bearing a lower purchase or exercise price or exchanged for cash, subject to the

2005 Plan’s adjustment provisions for changes in capitalization, such as stock splits, a change in control of the Company or other reorganizations.

Change in Control Provisions.  Subject to the provisions of any Stock Award Agreement, upon certain changes in control of the Company as provided under the 2005 Plan, the surviving entity will either assume or substitute all outstanding Stock Awards under the 2005 Plan. If the surviving entity determines not to assume or substitute these awards, then with respect to persons whose service with the Company or any affiliate of the Company has not terminated before the change in control, the vesting of 50% of these Stock Awards (and the time during which these awards may be exercised) will accelerate and the awards will terminate if not exercised before the change in control.

Stock Awards Granted to Certain Persons.  All Stock Awards to directors, executive officers, and employees under the 2005 Plan are made at the discretion of the Administrator. Therefore, the benefits and amounts that will be received or allocated under the amended 2005 Plan are not determinable at this time. No Stock Awards have been granted that are contingent on the approval of the proposed amendment to the 2005 Plan. As of January 8, 2009, there were (i) 60,000 shares of Common Stock subject to outstanding options at an exercise price of $26.865 and with an expiration date of February 24, 2015; and (ii) 1,929,806 shares of Common Stock subject to outstanding unvested Stock Awards other than options.

For information regarding grants made to our Named Executive Officers under the 2005 Plan in respect of fiscal year 2008 performance, see the table entitled “Grants of Plan-Based Awards in Fiscal 2008” above. During fiscal year 2008, the Company issued no options and 1,700,162 Stock Units under the 2005 Plan with a per share weighted average grant date fair value of $29.13. 429,400 Stock Units were granted to all current executive officers as a group (“Executive Group”); 62,922 Stock Units were granted to all current directors who are not executive officers as a group (“Non-Executive Director Group”); and 1,207,840 Stock Units were granted to all employees, including current officers who are not executive officers, as a group (“Non-Executive Officer Employee Group”). The proposed amendment to the 2005 Plan would have had no impact on these amounts had it been in place during fiscal year 2008.

Certain Federal Income Tax Consequences

THE FOLLOWING SUMMARY OF FEDERAL INCOME TAX CONSEQUENCES IS BASED UPON EXISTING STATUTES, REGULATIONS AND INTERPRETATIONS THEREOF. THE APPLICABLE RULES ARE COMPLEX, AND INCOME TAX CONSEQUENCES MAY VARY DEPENDING UPON THE PARTICULAR CIRCUMSTANCES OF EACH PLAN PARTICIPANT. THIS PROXY STATEMENT DESCRIBES FEDERAL INCOME TAX CONSEQUENCES OF GENERAL APPLICABILITY, BUT DOES NOT PURPORT TO DESCRIBE PARTICULAR CONSEQUENCES TO EACH INDIVIDUAL PLAN PARTICIPANT, OR FOREIGN, STATE OR LOCAL INCOME TAX CONSEQUENCES, WHICH MAY DIFFER FROM THE UNITED STATES FEDERAL INCOME TAX CONSEQUENCES.

Stock option grants under the 2005 Plan are intended to be NSOs. Generally, no federal income tax is payable by a participant upon the grant of a stock option and no deduction is taken by the Company at that time. Under current tax laws, if a participant exercises a NSO as to vested shares (meaning, shares that are not subject to a substantial risk of forfeiture as further described below), he or she will recognize compensation income equal to the difference between the fair market value of the Common Stock on the exercise date and the stock option exercise price. The Company will be entitled to a corresponding deduction on its income tax return. Options granted under the 2005 Plan will generally not permit recipients to exercise the options as to unvested shares.

Generally, no taxes are due when a Stock Unit award is initially made, but the recipient will recognize taxable income when the shares subject thereto are no longer subject to a “substantial risk of forfeiture” (i.e. the shares subject thereto become vested or transferable, generally on the date the shares are issued to the recipient upon vesting). Income tax is paid on the value of the stock at ordinary income rates when the restrictions lapse and the units are converted to shares of Common Stock, and then at capital gain rates when the shares are sold. In certain cases, the participant may be eligible to make an election under Section 83(b) of the Code, in which case the timing of the tax recognition event and the amount of income recognized will differ from that described above.

Section 162(m) Limitations

As discussed above, as a public company, the Company is subject to the tax-deduction rule of Section 162(m) of the Code (applicable to compensation in excess of $1 million paid to certain of the Company’s executive officers during any year). The 2005 Plan includes a limitation on the number of shares that may be granted subject to awards made to an employee during any fiscal year to permit the Company to qualify certain Stock Awards granted under the 2005 Plan as performance-based compensation, which is excepted from the general tax-deduction rule. The Section 162(m) limit in the 2005 Plan is 2,000,000 shares per fiscal year. Stock options issued under the 2005 Plan will generally qualify as performance-based compensation, while stock units with service based vesting will generally not qualify as performance-based compensation, and therefore compensation amounts arising in connection with stock units with service based vesting may be subject to the Section 162(m) tax deduction rule.

Section 409A of the Code

If an award under the 2005 Plan constitutes nonqualified deferred compensation that is subject to Section 409A of the Code, certain requirements must be met (e.g., rules regarding deferral elections, distributions and acceleration of benefits). If the requirements are not satisfied, the participant may have to include an amount in income currently (or, if later, when no longer subject to a substantial risk of forfeiture), and may be subject to an additional tax equal to 20% of the amount included in income plus interest from the date of deferral (at the IRS underpayment rate plus 1%). NSOs are generally exempted from the requirements of Section 409A of the Code if certain requirements are satisfied (e.g., if the exercise price can never be less than the fair market value of the stock on the grant date).

To the extent that the payments or benefits provided under the 2005 Plan are considered deferred compensation subject to Section 409A of the Code, the Company intends for the 2005 Plan to comply with the standards for nonqualified deferred compensation established by Section 409A.

Accounting Treatment

The Company accounts for stock-based compensation in accordance with Financial Accounting Standards Board (“FASB”) Statement No. 123(R), “Share-Based Payment” (“FAS 123R”), using the straight-line attribution method for recognizing compensation expense. The value of RSUs is determined using the fair value method, which is based on the number of shares granted and the quoted price of the Company’s common stock on the date of grant. In determining the fair value of stock options, the Company uses the Black-Scholes option pricing model. FAS 123R also requires that the Company recognize compensation expense for only the portion of stock options or RSUs that are expected to vest. Estimated forfeiture rates are derived from historical employee termination behavior. Compensation costs for awards with performance conditions are recognized when the Company concludes it is probable that the performance condition will be achieved.

THE BOARD RECOMMENDS A VOTE “FOR”
APPROVAL OF THIS PROPOSAL

Unless otherwise instructed, it is the intention of the persons named in the accompanying proxy card to vote shares represented by properly executed proxy cards “for” this proposal.

PROPOSAL 3.  AMENDMENT TO THE 1999 EMPLOYEE STOCK PURCHASE PLAN

At the Annual Meeting, the Company’s shareholders are being asked to approve the amendment of the ESPP and the reservation of 2,000,000 additional shares of Common Stock for issuance thereunder. The ESPP originally authorized the issuance of 2,000,000 shares and was subsequently amended, with the approval of the

Company’s shareholders on April 29, 2004 to increase the shares issuable under the ESPP by 2,000,000 shares. As of January 8, 2009, 749,964 shares were available for future purchases. Without a further increase, the ESPP would run out of shares. Therefore, the Company believes an increase is prudent to make available sufficient shares for issuance under the ESPP on an ongoing basis. On January 7, 2009, the Board of Directors approved an increase of 2,000,000 shares issuable under the ESPP, subject to shareholder approval. The affirmative vote of the holders of a majority of the outstanding shares of Common Stock of the Company represented and voting on this proposal at the Annual Meeting is required to adopt the amendment to the ESPP. On January 8, 2009, the closing price of a share of the Company’s common stock as reported on the Nasdaq Global Market was $24.12.

The following is a summary of principal features of the ESPP and its operation. A copy of the ESPP, as amended, is attached to this Proxy Statement as Appendix B and is incorporated herein by reference. The following description of the ESPP is a summary and does not purport to be a complete description. See Appendix B for more detailed information.

General

The ESPP was adopted by the Board of Directors in April 1999 and amended in 2004. In connection with the 2009 amendment of the ESPP, the Board of Directors has reserved a total of 2,000,000 additional shares of Common Stock for issuance thereunder. The Board of Directors believes that, in order to attract qualified employees to the Company and to provide incentives to its current employees, it is necessary to grant its employees the right to purchase Common Stock of the Company pursuant to the ESPP. Accordingly, the shareholders are being asked to approve the amendment to the ESPP.

The ESPP is implemented by offerings and purchase periods, each six months in duration, that commence on May 1 and November 1 of each year, or at such other time or times as may be determined by the Board of Directors. The first offering period commenced on June 4, 1999. The ESPP is intended to qualify under Section 423 of the Code. The ESPP and options granted thereunder shall contain, and the shares issued upon exercise thereof shall be subject to, any additional conditions and restrictions as may be required by Rule 16b-3 of the Exchange Act to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to ESPP transactions.

Purpose

The purpose of the ESPP is to provide employees (including officers and employee directors) of the Company with an opportunity to purchase Common Stock of the Company through payroll deductions.

Administration

The ESPP is to be administered by the Board of Directors of the Company or a committee appointed by the Board. At the present time, the ESPP is administered by the Compensation Committee of the Board of Directors. All questions of interpretation or application of the ESPP are determined by the Administrator.

Eligibility and Participation

Employees (including officers and employee directors) who are employed for at least 20 hours per week and more than five months in any calendar year and who are employed by the Company as of the first business day of each offering period of the plan (the “Offering Date”) are eligible to participate in an offering under the ESPP, subject to certain limitations imposed by Section 423(b) of the Code and limitations on stock ownership as set forth in the ESPP. As of January 8, 2009, approximately 1,700 employees are eligible to participate in the ESPP. No employee shall be granted an option under the ESPP if (i) immediately after the grant such employee would own stock and/or hold outstanding options to purchase stock possessing five percent (5%) or more of the total voting power or value of all classes of stock of the Company or its subsidiaries, or (ii) such option would permit such employee to purchase stock under all employee stock purchase plans of the Company and its subsidiaries to accrue at a rate which exceeds $25,000 of fair market value of such stock for each calendar year in which such option is outstanding at any time.

Eligible employees become participants in the ESPP by filing with the payroll department of the Company a subscription agreement authorizing payroll deductions prior to the applicable Offering Date, unless a later time for filing the subscription agreement has been set by the Administrator. Payroll deductions shall commence on the first payroll following the Offering Date and shall end on the last payroll paid on or prior to the last day (the “Purchase Date”) of the offering period to which the subscription agreement is applicable, unless sooner terminated by the participant.

Grant and Exercise of Option

At the beginning of an offering period, each participant is granted an option to purchase up to that number of shares determined by dividing such employee’s payroll deductions accumulated prior to the end of the offering period and retained in the participant’s account as of the end of the offering period at a purchase price determined as set forth below; provided that in no event is a participant permitted to purchase during each calendar year for which an option is outstanding more than a number of shares determined by dividing $25,000 by the fair market value of a share of the Common Stock at the beginning of the offering period, and provided further that such purchases are subject to the limitations set forth below. The Company may make a pro rata reduction in the number of shares subject to options if the total number of shares which would otherwise be subject to options granted at the beginning of an offering period exceeds the number of remaining available shares in the ESPP. Unless an employee withdraws his or her participation in the ESPP by giving written notice to the Company of his or her election to withdraw all accumulated payroll deductions prior to the end of an offering period, the employee’s option for the purchase of shares will be exercised automatically at the end of the offering period, and the maximum number of full shares subject to the option which are purchasable with the accumulated payroll deductions in his or her account will be purchased at the applicable purchase price determined as provided below.

During his or her lifetime, a participant’s option to purchase shares under the ESPP is exercisable only by him or her. However, a participant may file a written designation of a beneficiary who is (i) to receive any shares and cash, if any, from the participant’s account under the ESPP in the event of such participant’s death subsequent to the end of an offering period but prior to delivery to him or her of such shares and cash, and (ii) to receive any cash from the participant’s account under the ESPP in the event of such participant’s death prior to the Purchase Date of the applicable offering period. If a participant is married and the designated beneficiary is not the spouse, spousal consent is required for such designation to be effective.

Purchase Price

The purchase price per share at which shares are sold to participating employees under the ESPP is the lower of (i) 85% of the fair market value per share of the Common Stock at the time the option is granted at the commencement of the offering period, and (ii) 85% of the fair market value per share of the Common Stock at the time the option is exercised on the applicable Purchase Date. The fair market value of the Common Stock on a given date shall be determined by the Board of Directors and will generally be based upon the last reported sales price of the Common Stock on the Nasdaq National Market.

Payroll Deductions

The purchase price of the shares to be acquired under the ESPP is accumulated by payroll deductions during the offering period. The deductions may not be more than 15% of a participant’s aggregate compensation during the offering period. A participant may discontinue his or her participation in the ESPP during an offering period. Payroll deductions for a participant shall commence on the first payroll following the Offering Date and shall continue until his or her participation is terminated as provided in the ESPP.

Termination of Employment

Termination of a participant’s employment for any reason, including retirement or death, or the failure of the participant to remain in the continuous employ of the Company for at least 20 hours per week during the applicable offering period, cancels his or her option and his or her participation in the ESPP immediately. In such event, the payroll deductions credited to the participant’s account will be returned to him or her or, in the case of death, to the person or persons entitled thereto as provided in the ESPP.

Adjustments Upon Changes in Capitalization

In the event any change is made in the Company’s capitalization in the middle of an offering period, such as a stock split, stock dividend, combination or reclassification, that results in an increase or decrease in the number of shares of Common Stock outstanding without receipt of consideration by the Company, appropriate adjustment shall be made in the purchase price and in the number of shares subject to options under the ESPP.

In the event of a proposed dissolution or liquidation of the Company, the offering period will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Administrator. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, each option under the ESPP shall be assumed or an equivalent substitute option shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation. If the options are not assumed or substituted, the Administrator may elect to shorten the offering period then in progress by setting a new Purchase Date prior to the consummation of such sale or merger and notifying the optionees of the change in their Purchase Date.

Purchases under the ESPP by Certain Persons

The aggregate number of shares of Common Stock purchased under the ESPP since its inception are as follows: (i) John McAdam, President, Chief Executive Officer and a director, 16,829 shares; (ii) John E. Rodriguez, Senior VP and Chief Accounting Officer, 15,961 shares; (iii) Edward Eames, Senior VP of Business Operations, 14,560 shares; (iv) Dan Matte, Senior VP of Marketing, 18,019 shares; (v) Karl Triebes, Senior VP of Product Development and Chief Technology Officer, no shares; (vi) the Executive Group, an aggregate of 88,373 shares; and (vii) the Non-Executive Officer Employee Group, an aggregate of 3,161,663 shares. Non-employee directors are not eligible to participate in the ESPP. Since its inception, no shares have been purchased under the ESPP by any associate of any such director, nominee or executive officer, and no other person has purchased five percent or more of the total amount of options granted under the ESPP.

New Plan Benefits

No purchase rights have been granted, and no shares have been issued, on the basis of the 2,000,000 share increase, which is the subject of this proposal. Because benefits under the ESPP will depend on employees’ elections to participate and the fair market value of the Company’s common stock at various future dates, it is not possible to determine the benefits that will be received by executive officers and other employees if the share increase is approved by the shareholders. Non-employee directors are not eligible to participate in the ESPP. However, during the fiscal year ended September 30, 2008, the following persons or groups purchased shares of common stock under the ESPP as follows, at a price per share determined as described above of $30.6255 (October 31, 2007 purchase) and $19.2355 (April 30, 2008 purchase):

Name and Position	Dollar Value ($)	Number of Shares

John McAdam, President and Chief Executive Officer	13,061	679
John E. Rodriguez, Senior Vice President and Chief Accounting Officer	14,439	724
Karl Triebes Senior VP of Product Development and Chief Technical Officer	—	—
Edward J. Eames Senior VP of Business Operations	14,391	609
Dan Matte Senior VP of Marketing and Business Development	16,889	804
Executive Group	73,882	3,562
Non-Executive Director Group	0	0
Non-Executive Officer Employee Group	10,633,757	469,242

Amendment and Termination of the Plan

The Board of Directors may at any time amend or terminate the ESPP without the approval of the shareholders, except that such termination cannot affect options previously granted nor may an amendment make any change in an option granted prior thereto which adversely affects the rights of any participant. No amendment may be made to the ESPP without approval of the shareholders of the Company if such amendment would increase the number of shares reserved under the ESPP, change the standards of eligibility for participation in the ESPP or materially increase the benefits accruing to participants in the ESPP.

The ESPP has no expiration date.

Tax Information

The ESPP, and the right of participants to make purchases thereunder, is intended to qualify under the provisions of Sections 421 and 423 of the Code. Under these provisions, no income will be taxable to a participant until the shares purchased under the Plan are sold or otherwise disposed of. Upon sale or other disposition of the shares, the participant will generally be subject to tax and the amount of the tax will depend upon how long the shares have been held by the participant. If the shares are sold or otherwise disposed of more than two years from the first day of the offering period and more than one year after the applicable Purchase Date, the participant will recognize ordinary income measured as the lesser of (a) the excess of the fair market value of the shares at the time of such sale or disposition over the purchase price, or (b) an amount equal to 15% of the fair market value of the shares as of the first day of the offering period. Any additional gain will be treated as long-term capital gain if the shares are held for more than one year after the Purchase Date. If the shares are sold or otherwise disposed of before the expiration of these holding periods, the participant will recognize ordinary income generally measured as the excess of the fair market value of the shares on the date the shares are purchased over the purchase price. Any additional gain or loss on such sale or disposition will be long-term or short-term capital gain or loss, depending on the holding period. The Company is not entitled to a deduction for amounts taxed as ordinary income or capital gain to a participant except to the extent of ordinary income recognized by participants upon a sale or disposition of shares prior to the expiration of the holding period(s) described above.

The foregoing is only a summary of the effect of federal income taxation upon the participant and the Company with respect to the shares purchased under the ESPP. Reference should be made to the applicable provisions of the Code. In addition, the summary does not discuss the tax consequences of a participant’s death or the income tax laws of any state or foreign country in which the participant may reside.

THE BOARD RECOMMENDS A VOTE “FOR”
APPROVAL OF THIS PROPOSAL

Unless instructed otherwise, it is the intention of the persons named in the accompanying proxy card to vote shares represented by properly executed proxy cards or electronic ballots for this proposal.

PROPOSAL 4.  RATIFICATION OF INDEPENDENT AUDITOR

The Board of Directors requests that the shareholders ratify the selection of PricewaterhouseCoopers LLP as the Company’s independent auditor for the fiscal year ending September 30, 2009. The Company expects that representatives of PricewaterhouseCoopers will be present at the annual meeting to make a statement if they desire to do so and to respond to questions by shareholders.

Although not required by the Company’s Bylaws or otherwise, the Audit Committee and the Board of Directors believe it appropriate, as a matter of good corporate practice, to request that the shareholders ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent auditor for fiscal 2009. If the shareholders do not so ratify, the Audit Committee will reconsider the appointment and may retain PricewaterhouseCoopers LLP or another firm without re-submitting the matter to the Company’s shareholders. Even if the shareholders vote on an advisory basis in favor of the appointment, the Audit Committee may, in its discretion, direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and the shareholders.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”
APPROVAL OF THIS PROPOSAL

Unless otherwise instructed, it is the intention of the persons named in the accompanying proxy card to vote shares represented by properly executed proxy cards “for” this proposal.

OTHER BUSINESS

Neither the Board of Directors nor management intends to bring before the Annual Meeting any business other than the matters referred to in the Notice of Meeting and this Proxy Statement. If any other business should properly come before the Annual Meeting, or any adjournment thereof, the persons named in the proxy will vote on such matters according to their best judgment.

SHAREHOLDER PROPOSALS FOR THE ANNUAL MEETING FOR FISCAL YEAR END 2009

The Company’s Bylaws provide that advance notice of a shareholder’s proposal must be delivered to or mailed and received at the Company’s principal executive offices not later than the close of business on the ninetieth (90th) day, nor earlier than the close of business on the one hundred twentieth (120th) day prior to the first anniversary of the preceding year’s annual meeting. However, the Bylaws also provide that in the event the date of the annual meeting has been changed by more than thirty (30) days from the date contemplated at the time of the previous year’s proxy statement, this advance notice must be received not earlier than the close of business on the ninetieth (90th) day prior to such annual meeting, and not later than the close of business on the later of the sixtieth (60th) day prior to such annual meeting or, in the event public announcement of the date of such annual meeting is first made by the Company fewer than seventy (70) days prior to the date of such annual meeting, the close of business on the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the Company. Each shareholder’s notice must contain the following information as to each matter the shareholder proposes to bring before the annual meeting: (A) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (B) the name and address, as they appear on the Company’s books, of the shareholder proposing such business, (C) the class and number of shares of the Company which are beneficially owned by the shareholder, (D) any material interest of the shareholder in such business and (E) any other information that is required to be provided by the shareholder pursuant to Regulation 14A under the Exchange Act, in such shareholder’s capacity as a proponent of a shareholder proposal.

A copy of the full text of the provisions of the Company’s Bylaws dealing with shareholder nominations and proposals is available to shareholders from the Secretary of the Company upon written request.

Shareholders who intend to have a proposal considered for inclusion in the Company’s proxy materials for presentation at the Annual Meeting for fiscal year end 2009 must submit the proposal to the Company no earlier than November 11, 2009 and no later than December 11, 2009. Shareholders who intend to present a proposal at the Annual Meeting for fiscal year end 2009 without inclusion of such proposal in the Company’s proxy materials are required to provide notice of such proposal to the Company no later than December 11, 2009 or management of the Company will have discretionary voting authority at the fiscal year end 2009 annual meeting with respect to any such proposal without discussion of the matter in proxy statement for such meeting. The Company reserves the right to reject, rule out of order, or take appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and Annual Reports to Shareholders with respect to two or more shareholders sharing the same address by delivering a single proxy statement addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for shareholders and cost savings for the Company by reducing printing and postage costs. Under this procedure, the Company will deliver only one copy of the Company’s Annual Report to Shareholders for fiscal year 2008 (the “2008 Annual Report”) and this proxy statement to multiple shareholders who share the same address (if they appear to be members of the same family), unless the Company has received contrary instructions from an affected shareholder.

The 2008 Annual Report and this proxy statement may be found under the “About F5 — Investor Relations — Corporate Governance” section of the Company’s website at www.f5.com. The Company will deliver promptly upon written or oral request a separate copy of the 2008 Annual Report and this proxy statement to any shareholder at a shared address to which a single copy of either of those documents was delivered. To receive a separate copy of the 2008 Annual Report or this proxy statement, shareholders should contact the Company at: Investor Relations, F5 Networks, Inc., 401 Elliott Avenue West, Seattle, Washington 98119. The Company’s telephone number at that location is 206-272-5555.

If you are a shareholder, share an address and last name with one or more other shareholders and would like either to request delivery of a single copy of the Company’s Annual Report to Shareholders or proxy statements for yourself and other shareholders who share your address or to revoke your householding consent and receive a separate copy of the Company’s Annual Report to Shareholders or proxy statement in the future, please contact Broadridge Financial Solutions, Inc. (“Broadridge”), either by calling toll free at (800) 542-1061 or by writing to Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717. You will be removed from the householding program within 30 days of receipt of the revocation of your consent.

A number of brokerage firms also have instituted householding. If you hold your shares in “street name,” please contact your bank, broker or other holder of record to request information about householding.

By Order of the Board of Directors

Jeffrey A. Christianson
Senior Vice President, General Counsel and Secretary

Appendix A

F5 Networks, Inc.

2005 Equity Incentive Plan

Adopted December 31, 2004
Original Approval By Shareholders February 24, 2005
Amended By Board of Directors on January 8, 2007, January 23, 2007, August 5, 2007
(to reflect two-for-one forward stock split effective August 20, 2007), and January 7, 2009 Termination Date: December 30, 2014

1.	Purposes.

(a) Eligible Stock Award Recipients.  The persons eligible to receive Stock Awards are the Employees, Directors and Consultants of the Company and its Affiliates.

(b) Available Stock Awards.  The purpose of the Plan is to provide a means by which eligible recipients of Stock Awards may be given an opportunity to benefit from increases in value of the Common Stock through the granting of the following Stock Awards: (i) Options and (ii) Stock Units.

(c) General Purpose.  The Company, by means of the Plan, seeks to retain the services of the group of persons eligible to receive Stock Awards, to secure and retain the services of new members of this group and to provide incentives for such persons to exert maximum efforts for the success of the Company and its Affiliates.

2.	Definitions.

(a) “Affiliate” means any parent corporation or subsidiary corporation of the Company, whether now or hereafter existing, as those terms are defined in Sections 424(e) and (f), respectively, of the Code.

(b) “Applicable Laws” means the legal requirements relating to the administration of equity compensation plans, including under applicable U.S. state corporate laws, U.S. federal and applicable state securities laws, other U.S. federal and state laws, the Code, any stock exchange rules or regulations and the applicable laws, rules and regulations of any other country or jurisdiction where Stock Awards are granted under the Plan, as such laws, rules, regulations and requirements shall be in place from time to time.

(c) “Board” means the Board of Directors of the Company.

(d) “Code” means the Internal Revenue Code of 1986, as amended.

(e) “Committee” means a committee appointed by the Board in accordance with subsection 3(c).

(f) “Common Stock” means the common stock of the Company.

(g) “Company” means F5 Networks, Inc., a Washington corporation.

(h) “Consultant” means any person, including an advisor, (i) who is engaged by the Company or an Affiliate to render services other than as an Employee or as a Director or (ii) who is a member of the Board of Directors of an Affiliate.

(i) “Continuous Service” means that the Participant’s service with the Company or an Affiliate, whether as an Employee, Director or Consultant, is not interrupted or terminated. The Participant’s Continuous Service shall not be deemed to have terminated merely because of a change in the capacity in which the Participant renders service to the Company or an Affiliate as an Employee, Consultant or Director or a change in the entity among the Company or an Affiliate for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s Continuous Service. For example, a change in status from an Employee of the Company to a Consultant of an Affiliate or a Director of the Company will not constitute an interruption of Continuous Service. Subject to Section 6(e)(ii), the Board or the chief executive officer of the Company, in that party’s sole discretion, may determine whether Continuous Service shall be considered interrupted in the case of any leave of absence approved by that party, including sick leave, military leave or any other personal leave.

(j) “Covered Employee” means the chief executive officer and the four (4) other highest compensated officers of the Company for whom total compensation is required to be reported to shareholders under the Exchange Act, as determined for purposes of Section 162(m) of the Code.

(k) “Director” means a member of the Board of Directors of the Company.

(l) “Disability” means the permanent and total disability of a person within the meaning of Section 22(e)(3) of the Code.

(m) “Employee” means any person employed by the Company or an Affiliate. Subject to the Applicable Laws, the determination of whether an individual (including a leased and temporary employees) is an Employee hereunder shall be made by the Board (or its Committee), in its sole discretion. Mere service as a Director or payment of a director’s fee by the Company or an Affiliate shall not be sufficient to constitute “employment” by the Company or an Affiliate.

(n) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(o) “Fair Market Value” means, as of any date, the value of the Common Stock determined as follows:

(i) If the Common Stock is listed on any established stock exchange or traded on the Nasdaq National Market, the Fair Market Value of a Share shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or market (or such other exchange or market with the greatest volume of trading in the Common Stock) on the day of determination or, if the day of determination is not a market trading day, then on the last market trading day prior to the day of determination, as reported in such source or sources as the Board deems reliable, or

(ii) In the absence of such markets for the Common Stock, the Fair Market Value shall be determined in good faith by the Board.

(p) “Independent Director” means a Director who qualifies as an “independent” director under applicable Nasdaq rules (or the rules of any exchange on which the Common Stock is then listed or approved for listing).

(q) “Non-Employee Director” means a Director of the Company who either (i) is not a current Employee or Officer of the Company or its parent or a subsidiary, does not receive compensation (directly or indirectly) from the Company or its parent or a subsidiary for services rendered as a consultant or in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K promulgated pursuant to the Securities Act (“Regulation S-K”)), does not possess an interest in any other transaction as to which disclosure would be required under Item 404(a) of Regulation S-K and is not engaged in a business relationship as to which disclosure would be required under Item 404(b) of Regulation S-K; or (ii) is otherwise considered a “non-employee director” for purposes of Rule 16b-3.

(r) “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(s) “Option” means a nonstatutory stock option (meaning, an option not intended to qualify as an incentive stock option under Code Section 422) granted pursuant to the Plan.

(t) “Outside Director” means a Director of the Company who either (i) is not a current Employee of the Company or an “affiliated corporation” (within the meaning of Treasury Regulations promulgated under Section 162(m) of the Code), is not a former Employee of the Company or an “affiliated corporation” receiving compensation for prior services (other than benefits under a tax qualified pension plan), was not an officer of the Company or an “affiliated corporation” at any time and is not currently receiving direct or indirect remuneration from the Company or an “affiliated corporation” for services in any capacity other than as a Director or (ii) is otherwise considered an “outside director” for purposes of Section 162(m) of the Code.

(u) “Participant” means a person to whom a Stock Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Stock Award.

(v) “Plan” means this F5 Networks, Inc. 2005 Equity Incentive Plan.

(w) “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.

(x) “Securities Act” means the Securities Act of 1933, as amended.

(y) “Share” means a share of the Common Stock, as adjusted in accordance with Section 11 below.

(z) “Stock Award” means any right involving Shares granted under the Plan, including an Option or Stock Unit.

(aa) “Stock Award Agreement” means a written agreement between the Company and a holder of a Stock Award evidencing the terms and conditions of an individual Stock Award grant. Each Stock Award Agreement shall be subject to the terms and conditions of the Plan.

(bb) “Stock Unit” means an award giving the right to receive Shares granted under Section 7 below.

3.	Administration.

(a) Administration by Board.  The Board shall administer the Plan unless and until the Board delegates administration to a Committee or an administrator, as provided in subsection 3(c).

(b) Powers of Board.  The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

(i) To determine from time to time which of the persons eligible under the Plan shall be granted Stock Awards; when and how each Stock Award shall be granted; what type or combination of types of Stock Awards shall be granted; the provisions, terms and conditions of each Stock Award granted (which need not be identical as among Participants or as among types of Stock Awards), including, without limitation: the time or times when a person shall be permitted to receive Shares pursuant to a Stock Award, the number of Shares with respect to which a Stock Award shall be granted to each such person, the exercise or purchase price (if any) of a Stock Award, the time or times when Stock Awards may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, any pro rata adjustment to vesting as a result of a Participant’s transitioning from full- to part-time service (or vice versa), and any other restriction (including forfeiture restriction), limitation or term of any Stock Award, based in each case on such factors as the Board, in its sole discretion, shall determine; provided, however, that such provisions, terms and conditions are not inconsistent with the terms of the Plan.

(ii) In order to fulfill the purposes of the Plan and without amending the Plan, to modify grants of Stock Awards to Participants who are foreign nationals or employed outside of the United States in order to recognize differences in local law, tax policies or customs.

(iii) To construe and interpret the Plan and Stock Awards granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Stock Award Agreement, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

(iv) To amend the Plan or a Stock Award as provided in Section 12.

(v) Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company which are not in conflict with the provisions of the Plan.

(c) Delegation to Committee.  The Board may delegate administration of the Plan to a Committee or Committees of one or more members of the Board, and the term “Committee” shall apply to any person or persons to whom such authority has been delegated. In the discretion of the Board, the Committee may consist solely of two or more Outside Directors, in accordance with Section 162(m) of the Code, and/or solely of two or more Non-Employee Directors, in accordance with Rule 16b-3, and/or solely of two or more Independent

Directors under applicable Nasdaq (or other exchange) rules. The Board or the Committee may further delegate its authority and responsibilities under the Plan to an Officer. However, if administration is delegated to an Officer, such Officer may grant Stock Awards only within guidelines established by the Board or the Committee, and only the Board or the Committee may make a Stock Award to an Officer or Director. If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board, including the power to delegate to a subcommittee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board shall thereafter be to the Committee or subcommittee, or an Officer to whom authority has been delegated), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan, and unless otherwise specified by the Board shall retain any authority granted to a committee or individual hereunder unto itself.

4.  Shares Subject to the Plan.

(a) Share Reserve.  Subject to the provisions of Section 11 relating to adjustments upon changes in stock, the stock that may be issued pursuant to Stock Awards shall not exceed in the aggregate Twelve Million Four Hundred Thousand (12,400,000)1 Shares of Common Stock.

(b) Section 162(m) Limitation on Share Numbers.  No Employee shall be eligible to be granted Stock Awards covering more than Two Million (2,000,000) Shares during any fiscal year of the Company.

(c) Reversion of Shares to the Share Reserve.  If any Stock Award shall for any reason expire or otherwise terminate, in whole or in part, without having been exercised in full, the Shares not acquired under such Stock Award shall revert to and again become available for issuance under the Plan. Further, if any previously-issued Shares are forfeited under the terms and conditions of the Stock Award, then any Shares so forfeited shall revert to and again become available for issuance under the Plan. The provisions of this Section 4(c) are qualified by Section 4(a) such that the total number of Shares issued and outstanding under the Plan at any time may not exceed the number set forth in Section 4(a) (as adjusted under Section 11).

(d) Source of Shares.  The stock subject to the Plan may be unissued Shares or reacquired Shares, bought on the market or otherwise.

5.	Eligibility.

Stock Awards may be granted to Employees, Directors and Consultants.

6.	Option Provisions.

Each Option shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. The provisions of separate Options need not be identical, but each Option shall include (through incorporation of provisions hereof by reference in the Option or otherwise) the substance of each of the following provisions:

(a) Term.  No Option shall be exercisable after the expiration of ten (10) years from the date it was granted.

(b) Exercise Price of an Option.  The exercise price of each Option shall be at least equal to the Fair Market Value of the stock subject to the Option on the date the Option is granted. Notwithstanding the foregoing, an Option may be granted with an exercise price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 424(a) of the Code.

(c) Consideration.  The purchase price of stock acquired pursuant to an Option shall be paid, to the extent permitted by applicable statutes and regulations, either (i) in cash, check or wire transfer at the

1 As adjusted to reflect two-for-one forward stock split effective August 20, 2007 time the Option is exercised or (ii) at the discretion of the Board at the time of the grant of the Option or subsequently by (1) by delivery to the Company of other Shares that have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which the Option is exercised, provided that in the case of Shares acquired, directly or indirectly, from the Company, such Shares must have been owned by the Participant for more than six (6) months on the date of surrender (or such other period as may be required to avoid the Company’s incurring an adverse accounting charge), (2) if, as of the date of exercise of an Option the Company then is permitting Employees to engage in a “same-day sale” cashless brokered exercise program involving one or more brokers, through such a program that complies with the Applicable Laws (including without limitation the requirements of Regulation T and other applicable regulations promulgated by the Federal Reserve Board) and that ensures prompt delivery to the Company of the amount required to pay the exercise price and any applicable withholding taxes, (3) in any other form of legal consideration that may be acceptable to the Board, or (4) any combination of the foregoing methods. In making its determination as to the type of consideration to accept, the Board shall consider if acceptance of such consideration may be reasonably expected to benefit the Company and the Board may, in its sole discretion, refuse to accept a particular form of consideration at the time of any Option exercise.

(d) Transferability of an Option.  The Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Participant only by the Participant. Notwithstanding the foregoing provisions of this subsection 6(d), the Participant may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Participant, shall thereafter be entitled to exercise the Option.

(e) Vesting.

(i) Generally.  The total number of Shares of Common Stock subject to an Option may, but need not, vest and therefore become exercisable in periodic installments which may, but need not, be equal. The Option may be subject to such other terms and conditions on the time or times when it may be exercised (which may be based on performance or other criteria) as the Board may deem appropriate. The vesting provisions of individual Options may vary. The provisions of this subsection 6(e) are subject to any Option provisions governing the minimum number of Shares as to which an Option may be exercised.

(ii) Leave of Absence.  The Board (or any other party to whom such authority has been delegated, including under this Plan) shall have the discretion to determine whether and to what extent the vesting of Options shall be tolled during any unpaid leave of absence; provided, however, that in the absence of such determination, vesting of Options shall be tolled during any such unpaid leave (unless otherwise required by the Applicable Laws). In the event of military leave, vesting shall toll during any unpaid portion of such leave, provided that, upon a Participant’s returning from military leave (under conditions that would entitle him or her to protection upon such return under the Uniform Services Employment and Reemployment Rights Act), he or she shall be given vesting credit with respect to Options to the same extent as would have applied had the Participant continued to provide services to the Company throughout the leave on the same terms as he or she was providing services immediately prior to such leave.

(f) Termination of Continuous Service.  In the event a Participant’s Continuous Service terminates (other than upon the Participant’s death or Disability), the Participant may exercise his or her Option (to the extent that the Participant was vested in the Option Shares and entitled to exercise such Option as of the date of termination) but only within such period of time ending on the earlier of (i) the date three (3) months following the termination of the Participant’s Continuous Service (or such longer or shorter period specified in the Option Agreement), or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, after termination, the Participant does not exercise his or her Option within the time specified in the Option Agreement, the Option shall terminate.

(g) Extension of Termination Date.  Following the termination of the Participant’s Continuous Service (other than upon the Participant’s death or Disability), if the Participant would be prohibited at any time solely because the issuance of Shares would violate the registration requirements under the Securities Act or violate any prohibition on trading on the basis of possession of material nonpublic information involving the Company and its business, then the Option shall terminate on the earlier of (i) the expiration of the term of the Option set forth in subsection 6(a), or (ii) the expiration of a period of three (3) months after the termination of the Participant’s Continuous Service during which the exercise of the Option would not be in violation of such requirements.

(h) Disability of Participant.  In the event a Participant’s Continuous Service terminates as a result of the Participant’s Disability, the Participant may exercise his or her Option (to the extent that the Participant was vested in the Option Shares and entitled to exercise the Option as of the date of termination), but only within such period of time ending on the earlier of (i) the date twelve (12) months following such termination (or such longer or shorter period specified in the Option Agreement) or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, after termination, the Participant does not exercise his or her Option within the time specified herein, the Option shall terminate.

(i) Death of Participant.  In the event (i) an Participant’s Continuous Service terminates as a result of the Participant’s death or (ii) the Participant dies within the period (if any) specified in the Option Agreement after the termination of the Participant’s Continuous Service for a reason other than death, then the Option may be exercised (to the extent the Participant was vested in the Option Shares and entitled to exercise the Option as of the date of death) by the Participant’s estate, by a person who acquired the right to exercise the Option by bequest or inheritance or by a person designated to exercise the Option upon the Participant’s death pursuant to subsection 6(d), but only within the period ending on the earlier of (1) the date eighteen (18) months following the date of death (or such longer or shorter period specified in the Option Agreement) or (2) the expiration of the term of such Option as set forth in the Option Agreement. If, after death, the Option is not exercised within the time specified herein, the Option shall terminate.

(j) Exercise Generally.  Options shall be considered exercised when the Company (or its authorized agent) receives (i) written or electronic notice from the person entitled to exercise the Option of intent to exercise a specific number of Shares, (ii) full payment or appropriate provision for payment in a form and method acceptable to the Board or Committee, for the Shares being exercised, and (iii) if applicable, payment or appropriate provision for payment of any withholding taxes due on exercise. An Option may not be exercised for a fraction of a Share. The Option may, at the discretion of the Board or Committee, include a provision whereby the Participant may elect to exercise the Option as to Shares that are not yet vested. Unvested Shares exercised in such manner may be subject to a Company repurchase right under Section 10(f) or such other restrictions or conditions as the Board or Committee may determine.

(k) Administrator Discretion.  Notwithstanding the provisions of this Section 6, the Board or the Committee shall have complete discretion exercisable at any time to (i) extend the period of time for which an Option is to remain exercisable, following the Participant’s termination of Continuous Service, but in no event beyond the expiration date for the Option, and (ii) permit the Option to be exercised, during the applicable post-termination exercise period, not only with respect to the number of Shares that were vested on the date of termination, cut also with respect to additional Shares on such terms and conditions as the Board or Committee may determine.

7.	Provisions of Stock Awards other than Options.

Each Stock Award Agreement reflecting the issuance of a Stock Unit shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. The terms and conditions of such agreements may change from time to time, and the terms and conditions of separate agreements need not be identical, but each such agreement shall include (through incorporation of provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

(a) Consideration.  A Stock Unit may be awarded in consideration for such property or services as is permitted under Applicable Law, including for past services actually rendered to the Company or an Affiliate for its benefit.

(b) Vesting; Restrictions.  Shares of Common Stock awarded under the agreement reflecting a Stock Unit award may, but need not, be subject to a Share repurchase option, forfeiture restriction or other conditions in favor of the Company in accordance with a vesting or lapse schedule to be determined by the Board.

(c) Termination of Participant’s Continuous Service.  In the event a Participant’s Continuous Service terminates, the Company may reacquire any or all of the Shares of Common Stock held by the Participant which have not vested or which are otherwise subject to forfeiture or other conditions as of the date of termination under the terms of the agreement.

(d) Transferability.  Rights to acquire Shares of Common Stock under a Stock Unit agreement shall not be transferable except by will or by the laws of descent and distribution, and Shares of Common Stock issued upon vesting of a Stock Unit shall be issuable during the lifetime of the Participant only to the Participant. Notwithstanding the foregoing provisions of this subsection 7(d), the Participant may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Participant, shall thereafter be entitled to receive Shares of Common Stock issued upon vesting of a Stock Unit.

8.	Covenants of the Company.

(a) Availability of Shares.  During the terms of the Stock Awards, the Company shall keep available at all times the number of Shares of Common Stock required to satisfy such Stock Awards.

(b) Securities Law Compliance.  The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to grant Stock Awards and to issue and sell Shares upon exercise of the Stock Awards; provided, however, that this undertaking shall not require the Company to register under the Securities Act the Plan, any Stock Award or any stock issued or issuable pursuant to any such Stock Award. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell stock upon exercise of such Stock Awards unless and until such authority is obtained.

9.	Use of Proceeds from Stock; Unfunded Plan.

Proceeds from the sale of stock pursuant to Stock Awards shall constitute general funds of the Company. The Plan shall be unfunded. Although bookkeeping accounts may be established with respect to Participants who are granted Stock Awards hereunder, any such accounts will be used merely as a bookkeeping convenience. The Company shall not be required to segregate any asset which may at any time be represented by Stock Awards, nor shall this Plan be construed as providing for such segregation, nor shall the Company nor any party authorized to administer the Plan be deemed to be a trustee of stock or cash to be awarded under the Plan. Any liability of the Company to any Participant with respect to a Stock Award shall be based solely upon any contractual obligations which may be created by the Plan; no such obligation of the Company shall be deemed to be secured by any pledge or other encumbrance on any property of the Company. Neither the Company nor any party authorized to administer the Plan shall be required to give any security or bond for the performance of any obligation which may be created by this Plan.

10.	Miscellaneous.

(a) Acceleration of Exercisability and Vesting.  The Board shall have the power to accelerate the time at which a Stock Award may first be exercised or the time during which a Stock Award or any part thereof will vest, become exercisable or be settled in accordance with the Plan, notwithstanding the provisions in the Stock Award stating the time at which it may first vest, be exercised or be settled.

(b) Shareholder Rights.  No Participant shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any Shares subject to such Stock Award unless and until such Participant has satisfied all requirements for exercise of the Stock Award pursuant to its terms.

(c) No Employment or other Service Rights.  Nothing in the Plan or any instrument executed or any Stock Award granted pursuant thereto shall confer upon any Participant or other holder of Stock Awards any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Stock Award was granted or shall affect the right of the Company or an Affiliate to terminate (i) the employment of an Employee with or without notice and with or without cause, (ii) the service of a Consultant pursuant to the terms of such Consultant’s agreement with the Company or an Affiliate or (iii) the service of a Director pursuant to the Bylaws of the Company or an Affiliate, and any applicable provisions of the corporate law of the state in which the Company or the Affiliate is incorporated, as the case may be.

(d) Investment Assurances.  The Company may require a Participant, as a condition of exercising or acquiring Shares under any Stock Award, (i) to give written assurances satisfactory to the Company as to the Participant’s knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Stock Award; and (ii) to give written assurances satisfactory to the Company stating that the Participant is acquiring the stock subject to the Stock Award for the Participant’s own account and not with any present intention of selling or otherwise distributing the stock. The foregoing requirements, and any assurances given pursuant to such requirements, shall be inoperative if the issuance of the Shares upon the exercise or acquisition of stock under the Stock Award has been registered under a then currently effective registration statement under the Securities Act; or as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the stock.

(e) Withholding Obligations.  To the extent provided by the terms of a Stock Award Agreement, the Participant may satisfy any federal, state or local tax withholding obligation relating to the exercise or acquisition of Shares under a Stock Award by any of the following means (in addition to the Company’s right to withhold from any compensation paid to the Participant by the Company) or by a combination of such means: (i) tendering a cash payment; (ii) authorizing the Company to withhold Shares from the Shares otherwise issuable to the Participant as a result of the exercise or acquisition of stock under the Stock Award; or (iii) delivering to the Company owned and unencumbered Shares.

(f) Stock Unit Repurchase Limitation.  The terms of any repurchase option for a Stock Unit shall be specified in the Stock Award and may be at the Fair Market Value of the stock subject to the Stock Award at the time of repurchase, at the original price or on such terms and conditions as the Board may determine (and as shall be reflected in the Stock Award Agreement); provided however that this Section 10(f) shall in no way limit the Company’s ability to adjust any Stock Award as provided under Section 11 below.

(g) Cancellation and Re-Grant of Stock Awards.  The Company may not reprice any outstanding Stock Awards under the Plan, including implement any program whereby outstanding Stock Awards will be cancelled and replaced with Stock Awards bearing a lower purchase or exercise price or exchanged for cash, without first obtaining the approval of the shareholders of the Company; provided however that this Section 10(g) shall in no way limit the Company’s ability to adjust Stock Awards as provided under Section 11 below.

(h) Interpretation of Plan and Stock Awards.  In the event that any provision of the Plan or any Stock Award granted under the Plan is declared to be illegal, invalid or otherwise unenforceable by a court of competent jurisdiction, such provision shall be reformed, if possible, to the extent necessary to render it legal, valid and enforceable, or otherwise deleted, and the remainder of the terms of the Plan and/or Stock Award shall not be affected to the extent necessary to reform or delete such illegal, invalid or unenforceable provision. All questions arising under the Plan or under any Stock Award shall be decided by the Board or the Committee in its or their total and absolute discretion and such decisions shall be final and binding on all parties.

(i) Electronic Communication.  Any document required to be delivered under the Plan, including under the Applicable Laws, may be delivered in writing or electronically. Signature may also be electronic if permitted by the Board or the Committee, and if permitted by Applicable Law.

(j) Escrow of Shares.  To enforce any restriction applicable to Shares issued under the Plan, the Board or the Committee may require a Participant or other holder of such Shares to deposit the certificates representing such Shares, with approved stock powers or other transfer instruments endorsed in blank, with the Company or an agent of the Company until the restrictions have lapsed. Such certificates (or other notations representing the Shares) may bear a legend or legends referencing the applicable restrictions.

11.	Adjustments upon Changes in Stock.

(a) Capitalization Adjustments.  If any change is made in the stock subject to the Plan, or subject to any Stock Award, without the receipt of consideration by the Company (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company), the Plan will be appropriately adjusted in the class(es) and maximum number of securities subject to the Plan pursuant to subsection 4(a) and the maximum number of securities subject to award to any person pursuant to subsection 4(b), and the outstanding Stock Awards will be appropriately adjusted in the class(es) and number of securities and price per Share of stock subject to such outstanding Stock Awards. The Board, the determination of which shall be final, binding and conclusive, shall make such adjustments. (The conversion of any convertible securities of the Company shall not be treated as a transaction “without receipt of consideration” by the Company.)

(b) Change in Control — Dissolution or Liquidation.  In the event of a dissolution or liquidation of the Company, then such Stock Awards shall be terminated if not exercised (if applicable) prior to such event.

(c) Change in Control — Asset Sale, Merger, Consolidation or Reverse Merger or Acquisition of Stock.

(i) In the event of (1) a sale of substantially all of the assets of the Company, or (2) a merger or consolidation in which the Company is not the surviving corporation, or (3) a reverse merger in which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise, or (4) the direct or indirect acquisition (including by way of a tender or exchange offer) by any person, or persons acting as a group, of beneficial ownership or a right to acquire beneficial ownership of shares representing a majority of the voting power of the then outstanding shares of capital stock of the Company, then any surviving corporation or acquiring corporation shall assume any Stock Awards outstanding under the Plan or shall substitute similar awards (including with respect to a Stock Award an award to acquire the same consideration paid to the shareholders in the transaction described in this subsection 11(c) for those outstanding under the Plan).

(ii) For purposes of subsection 11(c) a Stock Award shall be deemed assumed if, following the change in control, the Stock Award confers the right to purchase in accordance with its terms and conditions, for each share of Common Stock subject to the Stock Award immediately prior to the change in control, the consideration (whether stock, cash or other securities or property) to which a holder of a share of Common Stock on the effective date of the change in control was entitled.

(iii) Subject to the provisions of any Stock Award Agreement, in the event any surviving corporation or acquiring corporation refuses to assume such Stock Awards or to substitute similar stock awards for those outstanding under the Plan, then with respect to Stock Awards held by Participants whose Continuous Service has not terminated, the vesting of 50% of such Stock Awards (and, if applicable, the time during which such Stock Awards may be exercised or settled) shall be accelerated in full, and the Stock Awards shall terminate if not exercised or settled (if applicable) at or prior to such event. With respect to any other Stock Awards outstanding under the Plan, such Stock Awards shall terminate if not exercised (if applicable) prior to such event.

(iv) The Board shall at all times have the authority, in its sole discretion, to provide for additional or different vesting, exercisability, settlement or forfeiture conditions with respect to Stock Awards than that reflected in this Section 11(c), provided that its determinations in this regard shall be reflected in the Stock Award Agreement (including in amendments thereto) issued to the affected Participant.

12.	Amendment of the Plan and Stock Awards.

(a) Amendment of Plan.  The Board at any time, and from time to time, may amend the Plan. However, except as provided in Section 11 relating to adjustments upon changes in stock, no amendment shall be effective unless approved by the shareholders of the Company to the extent shareholder approval is necessary to satisfy the requirements of Rule 16b-3 or any Nasdaq or securities exchange listing requirements.

(b) Shareholder Approval.  The Board may, in its sole discretion, submit any other amendment to the Plan for shareholder approval, including, but not limited to, amendments to the Plan intended to satisfy the requirements of Section 162(m) of the Code and the regulations thereunder regarding the exclusion of performance-based compensation from the limit on corporate deductibility of compensation paid to certain executive officers.

(c) Contemplated Amendments.  It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide eligible Employees with the maximum benefits provided or to be provided under the provisions of the Code or any other Applicable Law.

(d) No Impairment of Rights.  Rights under any Stock Award granted before amendment of the Plan shall not be materially impaired by any amendment of the Plan unless (i) the Company requests the consent of the Participant and (ii) the Participant consents in writing.

(e) Amendment of Stock Awards.  The Board at any time, and from time to time, may amend the terms of any one or more Stock Awards; provided, however, that the rights under any Stock Award shall not be materially impaired by any such amendment unless (i) the Company requests the consent of the Participant and (ii) the Participant consents in writing.

13.	Termination or Suspension of the Plan.

(a) Plan Term.  The Board may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate on the day before the tenth (10th) anniversary of the date the Plan is adopted by the Board or approved by the shareholders of the Company, whichever is earlier. No Stock Awards may be granted under the Plan while the Plan is suspended or after it is terminated.

(b) No Impairment of Rights.  Suspension or termination of the Plan shall not materially impair rights and obligations under any Stock Award granted while the Plan is in effect except with the written consent of the Participant.

14.	Effective Date of Plan.

The Plan shall become effective as determined by the Board, but no Stock Award shall be exercised unless and until the Plan has been approved by the shareholders of the Company, which approval shall be within twelve (12) months before or after the date the Plan is adopted by the Board.

15.	Governing Law.

All questions concerning the construction, validity and interpretation of this Plan shall be governed by the law of the State of Washington, without regard to such states conflict of laws rules.

Appendix B

F5 NETWORKS, INC
1999 EMPLOYEE STOCK PURCHASE PLAN

ORIGINALLY ADOPTED BY BOARD OF DIRECTORS APRIL 5, 1999
ORIGINALLY APPROVED BY SHAREHOLDERS MARCH 25, 1999
AMENDMENT ADOPTED BY BOARD OF DIRECTORS JANUARY 26, 2004
AMENDMENT ADOPTED BY SHAREHOLDERS APRIL 29, 2004
SECOND AMENDMENT ADOPTED BY BOARD OF DIRECTORS JANUARY 7, 2009
TERMINATION DATE: NONE

1.	PURPOSE.

(a) The purpose of the Plan is to provide a means by which Employees of the Company and certain designated Affiliates may be given an opportunity to purchase Shares of the Company.

(b) The Company, by means of the Plan, seeks to retain the services of such Employees, to secure and retain the services of new Employees and to provide incentives for such persons to exert maximum efforts for the success of the Company and its Affiliates.

(c) The Company intends that the Rights to purchase Shares granted under the Plan be considered options issued under an “employee stock purchase plan,” as that term is defined in Section 423(b) of the Code.

2.	DEFINITIONS.

(a) “Affiliate” means any parent corporation or subsidiary corporation, whether now or hereafter existing, as those terms are defined in Sections 424(e) and (f), respectively, of the Code.

(b) “Board” means the Board of Directors of the Company.

(c) “Code” means the United States Internal Revenue Code of 1986, as amended.

(d) “Committee” means a Committee appointed by the Board in accordance with subparagraph 3(c) of the Plan.

(e) “Company” means F5 Networks, Inc., a Washington corporation.

(f) “Director” means a member of the Board.

(g) “Eligible Employee” means an Employee who meets the requirements set forth in the Offering for eligibility to participate in the Offering.

(h) “Employee” means any person, including Officers and Directors, employed by the Company or an Affiliate of the Company. Neither service as a Director nor payment of a director’s fee shall be sufficient to constitute “employment” by the Company or the Affiliate.

(i) “Employee Stock Purchase Plan” means a plan that grants rights intended to be options issued under an “employee stock purchase plan,” as that term is defined in Section 423(b) of the Code.

(j) “Exchange Act” means the United States Securities Exchange Act of 1934, as amended.

(k) “Fair Market Value” means the value of a security, as determined in good faith by the Board. If the security is listed on any established stock exchange or traded on the Nasdaq National Market or the Nasdaq SmallCap Market, then, except as otherwise provided in the Offering, the Fair Market Value of the security shall be the closing sales price (rounded up where necessary to the nearest whole cent) for such security (or the closing bid, if no sales were reported) as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the relevant security of the Company) on the trading day prior to the relevant determination date, as reported in The Wall Street Journal or such other source as the Board deems reliable.

(l) “Non-Employee Director” means a Director who either (i) is not a current Employee or Officer of the Company or its parent or subsidiary, does not receive compensation (directly or indirectly) from the Company or its parent or subsidiary for services rendered as a consultant or in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S K promulgated pursuant to the Securities Act (“Regulation S-K”)), does not possess an interest in any other transaction as to which disclosure would be required under Item 404(a) of Regulation S-K, and is not engaged in a business relationship as to which disclosure would be required under Item 404(b) of Regulation S-K; or (ii) is otherwise considered a “non-employee director” for purposes of Rule 16b-3.

(m) “Offering” means the grant of Rights to purchase Shares under the Plan to Eligible Employees.

(n) “Offering Date” means a date selected by the Board for an Offering to commence.

(o) “Outside Director” means a Director who either (i) is not a current employee of the Company or an “affiliated corporation” (within the meaning of the Treasury regulations promulgated under Section 162(m) of the Code), is not a former employee of the Company or an “affiliated corporation” receiving compensation for prior services (other than benefits under a tax qualified pension plan), was not an officer of the Company or an “affiliated corporation” at any time, and is not currently receiving direct or indirect remuneration from the Company or an “affiliated corporation” for services in any capacity other than as a Director, or (ii) is otherwise considered an “outside director” for purposes of Section 162(m) of the Code.

(p) “Participant” means an Eligible Employee who holds an outstanding Right granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Right granted under the Plan.

(q) “Plan” means this F5 Networks, Inc. 1999 Employee Stock Purchase Plan.

(r) “Purchase Date” means one or more dates established by the Board during an Offering on which Rights granted under the Plan shall be exercised and purchases of Shares carried out in accordance with such Offering.

(s) “Right” means an option to purchase Shares granted pursuant to the Plan.

(t) “Rule 16b-3” means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3 as in effect with respect to the Company at the time discretion is being exercised regarding the Plan.

(u) “Securities Act” means the United States Securities Act of 1933, as amended.

(v) “Share” means a share of the common stock of the Company.

3.	ADMINISTRATION.

(a) The Board shall administer the Plan unless and until the Board delegates administration to a Committee, as provided in subparagraph 3(c). Whether or not the Board has delegated administration, the Board shall have the final power to determine all questions of policy and expediency that may arise in the administration of the Plan.

(b) The Board (or the Committee) shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

(i) To determine when and how Rights to purchase Shares shall be granted and the provisions of each Offering of such Rights (which need not be identical).

(ii) To designate from time to time which Affiliates of the Company shall be eligible to participate in the Plan.

(iii) To construe and interpret the Plan and Rights granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

(iv) To amend the Plan as provided in paragraph 14.

(v) Generally, to exercise such powers and to perform such acts as it deems necessary or expedient to promote the best interests of the Company and its Affiliates and to carry out the intent that the Plan be treated as an Employee Stock Purchase Plan.

(c) The Board may delegate administration of the Plan to a Committee of the Board composed of two (2) or more members, all of the members of which Committee may be, in the discretion of the Board, Non-Employee Directors and/or Outside Directors. If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board, including the power to delegate to a subcommittee of two (2) or more Outside Directors any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board shall thereafter be to the Committee or such a subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan.

4.	SHARES SUBJECT TO THE PLAN.

(a) Subject to the provisions of paragraph 13 relating to adjustments upon changes in securities, the Shares that may be sold pursuant to Rights granted under the Plan shall not exceed in the aggregate six million (6,000,000)1 Shares. If any Right granted under the Plan shall for any reason terminate without having been exercised, the Shares not purchased under such Right shall again become available for the Plan.

(b) The Shares subject to the Plan may be unissued Shares or Shares that have been bought on the open market at prevailing market prices or otherwise.

5.	GRANT OF RIGHTS; OFFERING.

(a) The Board may from time to time grant or provide for the grant of Rights to purchase Shares of the Company under the Plan to Eligible Employees in an Offering on an Offering Date or Dates selected by the Board. Each Offering shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate, which shall comply with the requirements of Section 423(b)(5) of the Code that all Employees granted Rights to purchase Shares under the Plan shall have the same rights and privileges. The terms and conditions of an Offering shall be incorporated by reference into the Plan and treated as part of the Plan. The provisions of separate Offerings need not be identical, but each Offering shall include (through incorporation of the provisions of this Plan by reference in the document comprising the Offering or otherwise) the period during which the Offering shall be effective, which period shall not exceed twenty-seven (27) months beginning with the Offering Date, and the substance of the provisions contained in paragraphs 6 through 9, inclusive.

(b) If a Participant has more than one Right outstanding under the Plan, unless he or she otherwise indicates in agreements or notices delivered hereunder: (i) each agreement or notice delivered by that Participant will be deemed to apply to all of his or her Rights under the Plan, and (ii) an earlier-granted Right (or a Right with a lower exercise price, if two Rights have identical grant dates) will be exercised to the fullest possible extent before a later-granted Right (or a Right with a higher exercise price if two Rights have identical grant dates) will be exercised.

6.	ELIGIBILITY.

(a) Rights may be granted only to Employees of the Company or, as the Board may designated as provided in subparagraph 3(b), to Employees of an Affiliate. Except as provided in subparagraph 6(b), an Employee shall not be eligible to be granted Rights under the Plan unless, on the Offering Date, such Employee has been in the employ of the Company or the Affiliate, as the case may be, for such continuous period preceding such grant as the Board may require, but in no event shall the required period of continuous employment be equal to or greater than two (2) years.

      1 As adjusted to reflect two-for-one forward stock split effective August 20 , 2007.

(b) The Board may provide that each person who, during the course of an Offering, first becomes an Eligible Employee will, on a date or dates specified in the Offering which coincides with the day on which such person becomes an Eligible Employee or which occurs thereafter, receive a Right under that Offering, which Right shall thereafter be deemed to be a part of that Offering. Such Right shall have the same characteristics as any Rights originally granted under that Offering, as described herein, except that:

(i) the date on which such Right is granted shall be the “Offering Date” of such Right for all purposes, including determination of the exercise price of such Right;

(ii) the period of the Offering with respect to such Right shall begin on its Offering Date and end coincident with the end of such Offering; and

(iii) the Board may provide that if such person first becomes an Eligible Employee within a specified period of time before the end of the Offering, he or she will not receive any Right under that Offering.

(c) No Employee shall be eligible for the grant of any Rights under the Plan if, immediately after any such Rights are granted, such Employee owns stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any Affiliate. For purposes of this subparagraph 6(c), the rules of Section 424(d) of the Code shall apply in determining the stock ownership of any Employee, and stock which such Employee may purchase under all outstanding rights and options shall be treated as stock owned by such Employee.

(d) An Eligible Employee may be granted Rights under the Plan only if such Rights, together with any other Rights granted under all Employee Stock Purchase Plans of the Company and any Affiliates, as specified by Section 423(b)(8) of the Code, do not permit such Eligible Employee’s rights to purchase Shares of the Company or any Affiliate to accrue at a rate which exceeds twenty five thousand dollars ($25,000) of the fair market value of such Shares (determined at the time such Rights are granted) for each calendar year in which such Rights are outstanding at any time.

(e) The Board may provide in an Offering that Employees who are highly compensated Employees within the meaning of Section 423(b)(4)(D) of the Code shall not be eligible to participate.

7.	RIGHTS; PURCHASE PRICE.

(a) On each Offering Date, each Eligible Employee, pursuant to an Offering made under the Plan, shall be granted the Right to purchase up to the number of Shares purchasable either:

(i) with a percentage designated by the Board not exceeding fifteen percent (15%) of such Employee’s Earnings (as defined by the Board in each Offering) during the period which begins on the Offering Date (or such later date as the Board determines for a particular Offering) and ends on the date stated in the Offering, which date shall be no later than the end of the Offering; or

(ii) with a maximum dollar amount designated by the Board that, as the Board determines for a particular Offering, (1) shall be withheld, in whole or in part, from such Employee’s Earnings (as defined by the Board in each Offering) during the period which begins on the Offering Date (or such later date as the Board determines for a particular Offering) and ends on the date stated in the Offering, which date shall be no later than the end of the Offering and/or (2) shall be contributed, in whole or in part, by such Employee during such period.

(b) The Board shall establish one or more Purchase Dates during an Offering on which Rights granted under the Plan shall be exercised and purchases of Shares carried out in accordance with such Offering.

(c) In connection with each Offering made under the Plan, the Board may specify a maximum amount of Shares that may be purchased by any Participant as well as a maximum aggregate amount of Shares that may be purchased by all Participants pursuant to such Offering. In addition, in connection with each Offering that contains more than one Purchase Date, the Board may specify a maximum aggregate amount of Shares which may be purchased by all Participants on any given Purchase Date under the Offering. If the aggregate purchase of Shares upon exercise of Rights granted under the Offering would exceed any such maximum aggregate amount, the Board shall make a pro rata allocation of the Shares available in as nearly a uniform manner as shall be practicable and as it shall deem to be equitable.

(d) The purchase price of Shares acquired pursuant to Rights granted under the Plan shall be not less than the lesser of:

(i) an amount equal to eighty-five percent (85%) of the fair market value of the Shares on the Offering Date; or

(ii) an amount equal to eighty-five percent (85%) of the fair market value of the Shares on the Purchase Date.

8.	PARTICIPATION; WITHDRAWAL; TERMINATION.

(a) An Eligible Employee may become a Participant in the Plan pursuant to an Offering by delivering a participation agreement to the Company within the time specified in the Offering, in such form as the Company provides. Each such agreement shall authorize payroll deductions of up to the maximum percentage specified by the Board of such Employee’s Earnings during the Offering (as defined in each Offering). The payroll deductions made for each Participant shall be credited to a bookkeeping account for such Participant under the Plan and either may be deposited with the general funds of the Company or may be deposited in a separate account in the name of, and for the benefit of, such Participant with a financial institution designated by the Company. To the extent provided in the Offering, a Participant may reduce (including to zero) or increase such payroll deductions. To the extent provided in the Offering, a Participant may begin such payroll deductions after the beginning of the Offering. A Participant may make additional payments into his or her account only if specifically provided for in the Offering and only if the Participant has not already had the maximum permitted amount withheld during the Offering.

(b) At any time during an Offering, a Participant may terminate his or her payroll deductions under the Plan and withdraw from the Offering by delivering to the Company a notice of withdrawal in such form as the Company provides. Such withdrawal may be elected at any time prior to the end of the Offering except as provided by the Board in the Offering. Upon such withdrawal from the Offering by a Participant, the Company shall distribute to such Participant all of his or her accumulated payroll deductions (reduced to the extent, if any, such deductions have been used to acquire Shares for the Participant) under the Offering, without interest unless otherwise specified in the Offering, and such Participant’s interest in that Offering shall be automatically terminated. A Participant’s withdrawal from an Offering will have no effect upon such Participant’s eligibility to participate in any other Offerings under the Plan but such Participant will be required to deliver a new participation agreement in order to participate in subsequent Offerings under the Plan.

(c) Rights granted pursuant to any Offering under the Plan shall terminate immediately upon cessation of any participating Employee’s employment with the Company or a designated Affiliate for any reason (subject to any post-employment participation period required by law) or other lack of eligibility. The Company shall distribute to such terminated Employee all of his or her accumulated payroll deductions (reduced to the extent, if any, such deductions have been used to acquire Shares for the terminated Employee) under the Offering, without interest unless otherwise specified in the Offering. If the accumulated payroll deductions have been deposited with the Company’s general funds, then the distribution shall be made from the general funds of the Company, without interest. If the accumulated payroll deductions have been deposited in a separate account with a financial institution as provided in subparagraph 8(a), then the distribution shall be made from the separate account, without interest unless otherwise specified in the Offering.

(d) Rights granted under the Plan shall not be transferable by a Participant otherwise than by will or the laws of descent and distribution, or by a beneficiary designation as provided in paragraph 15 and, otherwise during his or her lifetime, shall be exercisable only by the person to whom such Rights are granted.

9.	EXERCISE.

(a) On each Purchase Date specified therefor in the relevant Offering, each Participant’s accumulated payroll deductions and other additional payments specifically provided for in the Offering (without any increase for interest) will be applied to the purchase of Shares up to the maximum amount of Shares permitted pursuant to the terms of the Plan and the applicable Offering, at the purchase price specified in the Offering. No fractional Shares shall be issued upon the exercise of Rights granted under the Plan unless specifically provided for in the Offering.

(b) Unless otherwise specifically provided in the Offering, the amount, if any, of accumulated payroll deductions remaining in any Participant’s account after the purchase of Shares that is equal to the amount required to purchase one or more whole Shares on the final Purchase Date of the Offering shall be distributed in full to the Participant at the end of the Offering, without interest. If the accumulated payroll deductions have been deposited with the Company’s general funds, then the distribution shall be made from the general funds of the Company, without interest. If the accumulated payroll deductions have been deposited in a separate account with a financial institution as provided in subparagraph 8(a), then the distribution shall be made from the separate account, without interest unless otherwise specified in the Offering.

(c) No Rights granted under the Plan may be exercised to any extent unless the Shares to be issued upon such exercise under the Plan (including Rights granted thereunder) are covered by an effective registration statement pursuant to the Securities Act and the Plan is in material compliance with all applicable state, foreign and other securities and other laws applicable to the Plan. If on a Purchase Date in any Offering hereunder the Plan is not so registered or in such compliance, no Rights granted under the Plan or any Offering shall be exercised on such Purchase Date, and the Purchase Date shall be delayed until the Plan is subject to such an effective registration statement and such compliance, except that the Purchase Date shall not be delayed more than twelve (12) months and the Purchase Date shall in no event be more than twenty-seven (27) months from the Offering Date. If, on the Purchase Date of any Offering hereunder, as delayed to the maximum extent permissible, the Plan is not registered and in such compliance, no Rights granted under the Plan or any Offering shall be exercised and all payroll deductions accumulated during the Offering (reduced to the extent, if any, such deductions have been used to acquire Shares) shall be distributed to the Participants, without interest unless otherwise specified in the Offering. If the accumulated payroll deductions have been deposited with the Company’s general funds, then the distribution shall be made from the general funds of the Company, without interest. If the accumulated payroll deductions have been deposited in a separate account with a financial institution as provided in subparagraph 8(a), then the distribution shall be made from the separate account, without interest unless otherwise specified in the Offering.

10.	COVENANTS OF THE COMPANY.

(a) During the terms of the Rights granted under the Plan, the Company shall ensure that the amount of Shares required to satisfy such Rights are available.

(b) The Company shall seek to obtain from each federal, state, foreign or other regulatory commission or agency having jurisdiction over the Plan such authority as may be required to issue and sell Shares upon exercise of the Rights granted under the Plan. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of Shares under the Plan, the Company shall be relieved from any liability for failure to issue and sell Shares upon exercise of such Rights unless and until such authority is obtained.

11.	USE OF PROCEEDS FROM SHARES.

Proceeds from the sale of Shares pursuant to Rights granted under the Plan shall constitute general funds of the Company.

12.	RIGHTS AS A SHAREHOLDER.

A Participant shall not be deemed to be the holder of, or to have any of the rights of a holder with respect to, Shares subject to Rights granted under the Plan unless and until the Participant’s Shares acquired upon exercise of Rights under the Plan are recorded in the books of the Company.

13.	ADJUSTMENTS UPON CHANGES IN SECURITIES.

(a) If any change is made in the Shares subject to the Plan, or subject to any Right, without the receipt of consideration by the Company (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company), the Plan will be appropriately adjusted in the class(es) and maximum number of Shares subject to the Plan pursuant to subparagraph 4(a), and the outstanding Rights will be appropriately adjusted in the class(es), number of Shares and purchase limits of such outstanding Rights. The Board shall make such adjustments, and its determination shall be final, binding and conclusive. (The conversion of any convertible securities of the Company shall not be treated as a transaction that does not involve the receipt of consideration by the Company.)

(b) In the event of: (i) a dissolution, liquidation, or sale of all or substantially all of the assets of the Company; (ii) a merger or consolidation in which the Company is not the surviving corporation; or (iii) a reverse merger in which the Company is the surviving corporation but the Shares outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise, then: (1) any surviving or acquiring corporation shall assume Rights outstanding under the Plan or shall substitute similar rights (including a right to acquire the same consideration paid to Shareholders in the transaction described in this subparagraph 13(b)) for those outstanding under the Plan, or (2) in the event any surviving or acquiring corporation refuses to assume such Rights or to substitute similar rights for those outstanding under the Plan, then, as determined by the Board in its sole discretion such Rights may continue in full force and effect or the Participants’ accumulated payroll deductions (exclusive of any accumulated interest which cannot be applied toward the purchase of Shares under the terms of the Offering) may be used to purchase Shares immediately prior to the transaction described above under the ongoing Offering and the Participants’ Rights under the ongoing Offering thereafter terminated.

14.	AMENDMENT OF THE PLAN.

(a) The Board at any time, and from time to time, may amend the Plan. However, except as provided in paragraph 13 relating to adjustments upon changes in securities and except as to minor amendments to benefit the administration of the Plan, to take account of a change in legislation or to obtain or maintain favorable tax, exchange control or regulatory treatment for Participants or the Company or any Affiliate, no amendment shall be effective unless approved by the shareholders of the Company to the extent shareholder approval is necessary for the Plan to satisfy the requirements of Section 423 of the Code, Rule 16b-3 under the Exchange Act and any Nasdaq or other securities exchange listing requirements. Currently under the Code, shareholder approval within twelve (12) months before or after the adoption of the amendment is required where the amendment will:

(i) Increase the amount of Shares reserved for Rights under the Plan;

(ii) Modify the provisions as to eligibility for participation in the Plan to the extent such modification requires shareholder approval in order for the Plan to obtain employee stock purchase plan treatment under Section 423 of the Code or to comply with the requirements of Rule 16b-3; or

(iii) Modify the Plan in any other way if such modification requires shareholder approval in order for the Plan to obtain employee stock purchase plan treatment under Section 423 of the Code or to comply with the requirements of Rule 16b 3.

(b) It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide Employees with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to Employee Stock Purchase Plans and/or to bring the Plan and/or Rights granted under it into compliance therewith.

(c) Rights and obligations under any Rights granted before amendment of the Plan shall not be impaired by any amendment of the Plan, except with the consent of the person to whom such Rights were granted, or except as necessary to comply with any laws or governmental regulations, or except as necessary to ensure that the Plan and/or Rights granted under the Plan comply with the requirements of Section 423 of the Code.

15.	DESIGNATION OF BENEFICIARY.

(a) A Participant may file a written designation of a beneficiary who is to receive any Shares and/or cash, if any, from the Participant’s account under the Plan in the event of such Participant’s death subsequent to the end of an Offering but prior to delivery to the Participant of such Shares and cash. In addition, a Participant may file a written designation of a beneficiary who is to receive any cash from the Participant’s account under the Plan in the event of such Participant’s death during an Offering.

(b) The Participant may change such designation of beneficiary at any time by written notice. In the event of the death of a Participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such Participant’s death, the Company shall deliver such Shares and/or cash to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its sole discretion, may deliver such Shares and/or cash to the spouse or to any one or more dependents or relatives of the Participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

16.	TERMINATION OR SUSPENSION OF THE PLAN.

(a) The Board in its discretion may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate at the time that all of the Shares subject to the Plan’s reserve, as increased and/or adjusted from time to time, have been issued under the terms of the Plan. No Rights may be granted under the Plan while the Plan is suspended or after it is terminated.

(b) Rights and obligations under any Rights granted while the Plan is in effect shall not be impaired by suspension or termination of the Plan, except as expressly provided in the Plan or with the consent of the person to whom such Rights were granted, or except as necessary to comply with any laws or governmental regulation, or except as necessary to ensure that the Plan and/or Rights granted under the Plan comply with the requirements of Section 423 of the Code.

17.	EFFECTIVE DATE OF PLAN.

The Plan shall become effective as determined by the Board, but no Rights granted under the Plan shall be exercised unless and until the Plan has been approved by the shareholders of the Company within twelve (12) months before or after the date the Plan is adopted by the Board, which date may be prior to the effective date set by the Board.

Directions to the Annual Meeting of Shareholders of F5 Networks, Inc.

333 Elliott Avenue West ï Seattle, Washington 98119 ï (206) 272-5555

From Interstate 5 North and South:

•	Exit at Mercer Street.

•	At bottom of ramp, veer right.

•	At next light, turn left (Valley Street).

•	Continue on this street (it will become Broad Street) until you reach Denny Way (gas station on the left).

•	Turn right onto Denny Way. As you go down the hill, Denny Way will veer right and connect with Elliott Avenue West. Continue about one block and turn left on 4th Ave. W. F5 Networks is located on the left. The building is a white five-story brick building with the F5 logo on the front.

From State Route 99 (Aurora Avenue) North:

•	Exit 99 at Denny Way; take a right at the top of the ramp.

•	Follow Denny Way for approximately 1.5 miles; as you go down the hill, Denny Way will veer right and connect with Elliott Avenue West. Continue about one block and turn left on 4th Ave. W. F5 Networks is located on the left. The building is a white five-story brick building with the F5 logo on the front.

From State Route 99 (Aurora Avenue) South:

•	Follow 99 across waterfront area; exit at Western Avenue.

•	Continue up Western Avenue which will run into Elliott Avenue West at Denny Way.

•	Proceed straight through the intersection at Denny Way and on to Elliott Avenue West. Continue about one block and turn left on 4th Ave. W. F5 Networks is located on the left. The building is a white five-story brick building with the F5 logo on the front.

Parking — 401 Elliott Avenue West, Seattle, WA 98119:

Parking will be provided at 401 Elliott Avenue West. To get to the parking garage follow the driving directions above but continue on Elliott Avenue West for one more block to the light at W. Harrison Street and take a left. Proceed through the turnaround and park in the underground garage. Take any of the three elevators up to the first floor and walk south on Elliott Avenue West towards the 333 Elliott Avenue West building location. Bring your parking ticket for validation.

F5 NETWORKS, INC.
ANNUAL MEETING OF SHAREHOLDERS
March 12, 2009
PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
The undersigned hereby appoints John McAdam and Jeffrey A. Christianson (collectively, the “proxies”), and each of them, with full power of substitution, as proxies to vote at the annual meeting of shareholders of F5 Networks, Inc. (the “Company”) for fiscal year end 2008, to be held on March 12, 2009 at 11:00 a.m., local time, at F5 Networks, Inc., 333 Elliott Avenue West, Seattle, Washington 98119, and at any adjournment thereof, hereby revoking any proxies heretofore given, to vote all shares of Common Stock of the Company, held or owned by the undersigned, as directed on the reverse side of this proxy card, and in his discretion upon such other matters as may come before the meeting.
(TO BE SIGNED ON REVERSE SIDE)

F5 NETWORKS, INC. 401 ELLIOTT AVENUE WEST SEATTLE, WASHINGTON 98119
VOTE BY INTERNET—www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE—1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, New York 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	F5NTK1	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

F5 NETWORKS, INC.

Vote on Director

1.	Election of One Class I Director	For	Against	Abstain
Nominee: Class I
	Karl D. Guelich	☐	☐	☐

The Board of Directors recommends a vote “FOR” the nominee

Vote On Proposals		For	Against	Abstain

2.	Proposal to Approve an Amendment to the 2005 Equity Incentive Plan.	☐	☐	☐
The Board of Directors recommends a vote “FOR” Proposal 2

		For	Against	Abstain
3.	Proposal to Approve an Amendment to the 1999 Employee Stock Purchase Plan.	☐	☐	☐
The Board of Directors recommends a vote “FOR” Proposal 3

		For	Against	Abstain

4.	Proposal to ratify the selection of PricewaterhouseCoopers LLP as the Company’s independent auditor for fiscal year 2009.	☐	☐	☐
The Board of Directors recommends a vote “FOR” Proposal 4

This proxy is revocable and when properly executed, will be voted in the manner directed by the undersigned shareholder. UNLESS CONTRARY DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED “FOR” THE NOMINEE AND “FOR” PROPOSALS 2, 3 AND 4.

NOTE: Please sign exactly as name(s) appear(s) hereon.
When signing in a representative capacity, please give title.

Signature (PLEASE SIGN WITHIN BOX)	Date	Signature (Joint Owners)	Date